SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


 ......................REAL ESTATE ASSOCIATES LIMITED V..........................
                (Name of registrant as specified in its charter)

 ................................................................................
     (Name of person(s) filing proxy statement if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

[  ]  No fee required
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          1) Title of each class of securities to which transaction applies: . .
             . . . . . . . Limited Partnership Interests........................

          2) Aggregate number of securities to which transaction applies: . . .
             . . . . . . 3904 Units, each of which consists of two limited partnership interests..............................................

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): . .
             . . . . . . . $201.................................................

         4) Proposed maximum aggregate value of transaction:
              . . . . . . . . . $1,571,673......................................

         5)   Total fee paid:
              . . . . . . . . . $314............................................

[  ]  Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11-(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
     2) Form, Schedule or Registration Statement No:
     3) Filing Party:
     4) Date Filed:

656661.11

                        REAL ESTATE ASSOCIATES LIMITED V
                             9090 Wilshire Boulevard
                         Beverly Hills, California 90211


                              ___________ __, 1998


To the Limited Partners:

National Partnership Investments Corp., a California corporation ("NAPICO") and National Partnership Investments Associates II, a California limited partnership ("NPIA"), the general partners (the "General Partners") of Real Estate Associates Limited V (the "Partnership"), are writing to recommend, and seek your consent to, (i) a proposed sale of all of the interests of the Partnership in the real estate assets (the "Real Estate Interests") of the nineteen limited partnerships affiliated with the Partnership (the "Local Partnerships") to a real estate investment trust or its designated affiliate (collectively referred to as the "REIT") to be organized by Casden Properties, a California general partnership, and certain of its affiliates (collectively referred to as "Casden"); and (ii) certain amendments (the "Amendments") to the Partnership's Agreement of Limited Partnership necessary to permit such sale. Eighteen of the nineteen Local Partnerships each own a low income housing project (each of which is referred to herein as a "Property") that is subsidized and/or has a mortgage note payable to or insured by agencies of the federal government or a local housing agency. The transactions by which the Partnership proposes to sell the Real Estate Interests to the REIT and amend its Agreement of Limited Partnership are hereinafter referred to as the "Sale".

In evaluating the proposed Sale, the Limited Partners should note that:

      o Based upon a purchase price for the Real Estate Interests of $53,789,555, which is payable $1,571,673 in cash and $52,217,882 by assumption by the REIT of certain mortgage indebtedness, it is anticipated that the Partnership will make a distribution out of the proceeds of the Sale and the available cash of the Partnership of approximately $787 per unit, each unit consisting of two limited partnership interests, which were sold at an original cost of $5,000 per unit in the Partnership, which amount is anticipated to be sufficient to pay any federal and state income taxes that would be due in connection with the Sale, assuming (i) that Limited Partners have suspended passive losses of $5,062 per unit from the Partnership; (ii) that such losses are available to offset ordinary income taxed at the 39.6% marginal federal rate; and (iii) federal and effective state capital gains rates of 25% and 5%, respectively.

      o The General Partners believe that now may be an opportune time for the Partnership to sell the Real Estate Interests, given current conditions in the real estate and capital markets, which has enabled Casden to make the proposal to the Partnership described in the enclosed materials.

      o Robert A. Stanger & Company., Inc., a recognized independent investment banking firm, has determined that, subject to the assumptions, limitations and qualifications contained in its opinion, the valuation ascribed to the Properties in connection with determining the Purchase Price to be received by the Partnership for the Real Estate Interests in the Sale is fair from a financial point of view to the Limited Partners.

      o The General Partners believe that selling the Partnership's entire portfolio of real estate assets in a single transaction (as opposed to a series of individual sales) will enable the Partnership to (i) reduce transaction expenses, and (ii) dispose of its portfolio in an expedited time frame. It should be noted that the Sale is conditioned upon, among other things, the approval of the general partners of the nineteen Local Partnerships. The Partnership will retain its interests in a Property if the general partner for the Local Partnership holding such Property does not approve the transfer.


656661.11
                                                        -1-

      o Most of the Properties are subject to Housing Assistance Payments Contracts under Section 8 of the United States Housing Act. Most of these contracts will expire by the end of 2003 and the United States Department of Housing and Urban Development will not renew them under their current terms, which could ultimately have an adverse tax impact on Limited Partners.

There are certain risk factors that the Limited Partners should consider in evaluating the proposed Sale, such as:

      o The Properties have not been marketed for sale to third parties and the terms of the Sale have not been negotiated at arm's length.

      o Casden is both an affiliate of the General Partners and the sponsor of the REIT and, as discussed in the enclosed materials, would receive substantial benefits as a result of the Sale and the successful formation and capitalization of the REIT that will not be available to Limited Partners.

      o It is possible that Limited Partners could earn a higher return on their investment in the Partnership if the Partnership were to retain ownership of the Properties, then market and sell the Properties to third parties for a higher aggregate purchase price at a later date.

      o As a result of the Sale, the Partnership will not realize any potential benefits of continuing to own the Properties.

      o The Sale will have a tax impact on Limited Partners. For Limited Partners who have been able to use all of the passive losses generated by the Partnership on a current basis, the Sale should result in a federal and state income tax cost of approximately $1,822 per Unit in excess of the cash distribution. For Limited Partners who do not have sufficient taxable income to be taxed at a 39.6% marginal federal rate or who have other losses available to deduct against their taxable income and therefore could not fully utilize their suspended passive losses to offset their ordinary income, the sale could have a federal and state tax cost in excess of cash distributions.

The REIT is to be formed by combining a substantial portion of Casden's multi-family housing assets, which consist of real estate businesses and property interests, with properties acquired from several Casden-sponsored and/or managed partnerships and from third-party sellers. Casden will receive a significant ownership interest in the REIT in exchange for contributing substantially all of its multi-family housing assets to the REIT. The REIT proposes to acquire the Real Estate Interests for cash, which it plans to raise in connection with a private placement of its equity securities. The closing of the Sale is subject to, among other things, (i) the consummation of such private placement by the REIT; (ii) the consents of the general partners of the nineteen Local Partnerships in which the Partnership holds interests; (iii) the approval of the United State Department of Housing and Urban Development and certain state housing finance agencies; and (iv) the consummation of a minimum number of similar sales transactions with other Casden-affiliated partnerships.

If the Limited Partners do not approve the Sale, the Partnership will most likely retain ownership of the Properties.

We urge you to carefully read the enclosed Consent Solicitation Statement in order to vote your interests. YOUR VOTE IS IMPORTANT. BECAUSE APPROVAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING UNITS OF LIMITED PARTNERSHIP INTEREST, FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE SALE. To be sure your vote is represented, please sign, date and return the enclosed consent as promptly as possible.

The proposed Sale is fully described in the enclosed Consent Solicitation Statement. Please read the enclosed materials carefully, then return your signed consent form either by facsimile to ______________ or in the enclosed envelope on or before ________ __, 1998.

656661.11
                                                        -2-

If you have any questions, please do not hesitate to contact ______________.

                                        Very truly yours,



                                        Bruce E. Nelson
                                        President
                                        National Partnership Investments Corp.

656661.11
                                                        -3-

                        REAL ESTATE ASSOCIATES LIMITED V
                             9090 Wilshire Boulevard
                         Beverly Hills, California 90211

                                ________ __, 1998

                         CONSENT SOLICITATION STATEMENT

         On the terms described in this Consent Solicitation Statement, National Partnership Investments Corp., a California corporation ("NAPICO") and National Partnership Investments Associates II, a California limited partnership ("NPIA"), the general partners of Real Estate Associates Limited V, a California limited partnership (the "Partnership"), are seeking the consent of the Limited Partners of the Partnership to (i) the sale of all of the interests of the Partnership in the real estate assets (the "Real Estate Interests") of nineteen limited partnerships affiliated with the Partnership (the "Local Partnerships") to a real estate investment trust or its designated affiliate (collectively referred to as the "REIT") to be organized by Casden Properties, a California general partnership, and certain of its affiliates (collectively referred to herein as "Casden") for a purchase price of $53,789,555 (the "Purchase Price"), payable $1,571,673 in cash and $52,217,882 by assumption by the REIT of certain mortgage indebtedness; and (ii) certain amendments to the Partnership's agreement of limited partnership (the "Amendments"). Eighteen of the nineteen LocalPartnerships each own a low income housing project (each of which is referred to herein as a "Property"). Consents are also being sought from the limited partners of certain other limited partnerships, the general partners of which are affiliated with the General Partners (the Partnership and such other limited partnerships are hereinafter collectively referred to as the "Casden Partnerships"), to allow the sale of certain real estate assets owned by the Casden Partnerships to the REIT. The transactions by which the Partnership proposes to sell the Real Estate Interests to the REIT and amend its Agreement of Limited Partnership (the "Partnership Agreement") are hereinafter referred to as the "Sale." The series of transactions by which Casden proposes to form the REIT and acquire certain real estate assets from the Casden Partnerships and others is hereinafter referred to as the "REIT Transaction."

         It is anticipated that the Partnership will make a distribution of approximately $787 per unit of limited partnership interest in the Partnership from the net proceeds of the Sale and available cash of the Partnership.

         The Sale is conditioned upon, among other things, (i) approval of a majority in interest of the Limited Partners of the Partnership; (ii) the consummation of a private placement of the REIT's equity securities; (iii) the consents of the general partners of the nineteen Local Partnerships in which the Partnership holds an interest; (iv) the approval of the United States Department of Housing and Urban Development and certain state housing finance agencies; and
(v) the consummation of a minimum number of real estate purchases from the Casden Partnerships in connection with the REIT Transaction. If the Partnership is unable to obtain a consent to the Sale from a general partner of a particular Local Partnership, then the Real Estate Interests relating to such Local Partnership will be retained by the Partnership and will be excluded from the Sale.

         The General Partners have approved the Sale, have concluded that the Sale, including the Purchase Price for the Real Estate Interests, is fair to the Limited Partners and recommend that the Limited Partners consent to the Sale. Limited Partners should note, however, that the General Partners' recommendation is subject to inherent conflicts of interest. See "CONFLICTS OF INTEREST."

         This Consent Solicitation Statement and the accompanying form of Consent of Limited Partner are first being mailed to Limited Partners on or about ________ __, 1998.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                       THIS SOLICITATION OF CONSENTS EXPIRES
                                       NO LATER THAN 11:59 P.M. EASTERN TIME
                                       ON ________ __, 1998, UNLESS EXTENDED

656661.11
                                                        -1-


                                                 TABLE OF CONTENTS

                                                                                                               Page

I.  SUMMARY OF CONSENT SOLICITATION STATEMENT.....................................................................1
     The Partnership..............................................................................................1
     The Sale.....................................................................................................1
     Potential Benefits of the Sale...............................................................................2
     Potential Adverse Effects of the Sale........................................................................4
     Limited Partner Approval.....................................................................................7
     Third-Party Opinion..........................................................................................7
     Recommendation of the General Partners.......................................................................7
     Conflicts of Interest........................................................................................7
     Certain Federal Income Tax Consequences......................................................................8
     Transaction Expenses.........................................................................................9
     Voting Procedures............................................................................................9


II.  THE PARTNERSHIP..............................................................................................9
     General......................................................................................................9
     The Properties..............................................................................................10
     Market for Partnership Interests and Related Security Holder Matters........................................11
     Distribution History........................................................................................11

III.  THE SALE...................................................................................................13
     Background and Reasons for the Sale.........................................................................13
     Acquisition Agreement.......................................................................................14


         Transaction Costs.......................................................................................14
     Distribution of Sale Proceeds; Accounting Treatment.........................................................15
     Conditions..................................................................................................16
     Potential Benefits of the Sale..............................................................................16
     Potential Adverse Effects of the Sale.......................................................................18
     Fairness Opinion............................................................................................20
     Alternatives to the Sale....................................................................................23
     Recommendation of the General Partners; Fairness............................................................25

IV.  AMENDMENTS TO THE PARTNERSHIP AGREEMENT.....................................................................28

V.  CONFLICTS OF INTEREST........................................................................................29
     General.....................................................................................................29
     Fiduciary Responsibility....................................................................................30



VI.  SELECTED FINANCIAL INFORMATION..............................................................................31

VII.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................................................32

VIII.  LEGAL PROCEEDINGS ........................................................................................33


656661.11
                                                       -ii-





IX.  LIMITED PARTNERS CONSENT PROCEDURE..........................................................................34
     Distribution of Solicitation Materials......................................................................34
     Voting Procedures and Consents..............................................................................34
     Completion Instructions.....................................................................................35
     Withdrawal and Change of Election Rights....................................................................35
     No Dissenters Rights of Appraisal...........................................................................36
     Solicitation of Consents....................................................................................36

X.  IMPORTANT NOTE...............................................................................................36


ANNEXES

Annex A - Fairness Opinion of Robert A. Stanger & Co., Inc.

656661.11
                                                       -iii-

                                               AVAILABLE INFORMATION

         Real Estate Associates Limited V is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, consent solicitation statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, consent solicitation statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices, Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials also can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The following documents filed with the Commission by the Partnership are incorporated by reference in this Consent Solicitation Statement:

         (a) Annual Report on Form 10-K of the Partnership for the fiscal year ended December 31, 1996; and

         (b) Quarterly Report on Form 10-Q of the Partnership for the quarter ended September 30, 1997.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Consent Solicitation Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Consent Solicitation Statement.



656661.11
                                                       -iv-

I.  SUMMARY OF CONSENT SOLICITATION STATEMENT

         The following summary is intended to provide only highlights of the materials contained in this Consent Solicitation Statement. This summary is not intended to be a complete statement of all material features of the proposed Sale and is qualified in its entirety by the more detailed information contained herein. Cross references in the summary are to the indicated captions or portions of this Consent Solicitation Statement.

The Partnership

         Real Estate Associates Limited V (the "Partnership") is a California limited partnership, the general partners of which are National Partnership Investments Corp., a California corporation ("NAPICO") and National Partnership Investments Associates II, a California limited partnership ("NPIA") (referred to collectively herein as the "General Partners").

         The Partnership holds limited partnership interests in nineteen local limited partnerships (the "Local Partnerships"), which in turn hold title to nineteen Properties. Each of the Local Partnerships owns a low income housing project that is subsidized and/or has a mortgage note payable to or insured by agencies of the federal or local government. The Properties are located in nine states. Nine of the Properties are located in California, three are in Texas and there is one Property in each of seven other states. See "THE PARTNERSHIP -- The Properties."

         The Partnership maintains offices at 9090 Wilshire Boulevard, Beverly Hills, California 90211 (310-278-2191). The Partnership was organized as a California limited partnership on May 7, 1982. See "THE PARTNERSHIP."

The Sale

         The Partnership proposes to sell all of the Real Estate Interests to the REIT for cash. It is the intention of the General Partners to liquidate the General Partnership following consummation of the Sale. See "THE SALE."

         The aggregate consideration for the Sale is $53,789,555, payable $1,571,673 in cash and $52,217,882 by assumption by the REIT of certain mortgage indebtedness. The REIT intends to raise the cash to be paid to the Partnership through a private placement of approximately $285 million of its equity securities (the "Private Placement"). The REIT intends to commence an initial public offering of its equity securities subsequent to the consummation of the Sale.

         The net proceeds of the Sale will be distributed to the Limited and General Partners in accordance with the cash distribution provisions of the Partnership Agreement. See "THE SALE--Distribution of Sale Proceeds" for a summary of the cash distribution rules applicable to such distributions. Limited Partners are expected to receive approximately $787 in cash per unit, each unit consisting of two limited partnership interests, which were originally sold for $5,000 per unit (a "Unit") in connection with the distribution of the net proceeds of the Sale and the liquidation of the Partnership. All expenses of the Sale will be borne by the Partnership.

         The distribution is anticipated to be sufficient to pay any federal and state income taxes that would be due in connection with the Sale, assuming that Limited Partners have suspended passive losses of $5,062 per Unit from the Partnership that could be deducted in full against such Limited Partners' ordinary income which is taped at a federal rate of 39.6% and an effective state income tax rate of 5%. For such Limited Partners, the Sale should result in a net cash distribution of $436 per Unit, after deduction of federal and state income taxes of $351 per Unit, assuming federal tax rates of 39.6% on ordinary income and 25% on long-term capital gain attributable to depreciation (and assuming an effective

656661.11
                                                        -1-

         5% state tax). For Limited Partners who do not have sufficient taxable income to be taxed at a 39.6% marginal federal rate or who have other losses available to deduct against their taxable income and therefore could not fully utilize such suspended passive losses to offset their ordinary income the sale could result in a federal and state tax cost in excess of cash distributions. For Limited Partners who have been able to use all of the passive losses generated by the Partnership on a current basis, the Sale should result in a federal income tax cost of approximately $1,822 per Unit in excess of the cash distribution. Each Limited Partner is urged to consult his, her or its own tax advisor for a more detailed explanation of the specific tax consequences to such Limited Partner from the Sale. NAPICO and NPIA will be entitled to receive a distribution in connection with the Sale of $31,027. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

         The Sale is conditioned upon, among other things, (i) approval of a majority in interest of the Limited Partners of the Partnership; (ii) the consummation of the Private Placement; (iii) the consent of the general partners of the nineteen local limited partnerships in which the Partnership holds an interest; (iv) the approval of the United States Department of Housing and Urban Development and certain state housing finance agencies; and (v) the consummation of a minimum number of real estate purchases from the Casden Partnerships in connection with the REIT Transaction. See "THE PARTNERSHIP -- Regulatory Arrangements" and "THE SALE -- Conditions."

Potential Benefits of the Sale

         The General Partners believe that the Sale achieves the Partnership's investment objectives for the following reasons:

         o Receipt of Cash. The Sale will result in a cash distribution of $787 per Unit to Limited Partners, which amount is anticipated to be sufficient to pay any federal and state income taxes that would be payable in connection with the Sale, assuming (i) that Limited Partners have suspended passive losses of $5,062 per Unit from the Partnership; (ii) that such losses are available to offset ordinary income taxed at the 39.6% marginal rate; and (iii) federal and state effective capital gains rates of 25% and 5%, respectively. The Partnership has never been able to make distributions and, if the Sale is not completed, the General Partners do not anticipate that the Partnership will be in a position to make distributions in the near future.

         o Opportune Time to Sell. The General Partners believe that now may be an opportune time for the Partnership to sell its interests in the Properties, given current conditions in the real estate and capital markets. Specifically, the General Partners believe that investor demand for the stock of certain public real estate companies similar to the proposed REIT has increased significantly over the past several years. The General Partners believe that the current interest rate environment and the availability of capital for real estate investment trusts will enable Casden to form the REIT and make the proposal to the Partnership for the Sale, which provides the Partnership with an opportunity to maximize the value of the Properties.

         o Third Party Fairness Opinion. Robert A. Stanger & Company., Inc. ("Stanger"), an independent, nationally recognized real estate investment banking firm, has been engaged by the Partnership to render an opinion (the "Fairness Opinion") to the Partnership as to the fairness, from a financial point of view, to Limited Partners of the valuation ascribed to the Properties in connection with determining the Purchase Price to be received by the Partnership for the Real Estate Interests in the Sale. Stanger has conducted certain reviews described herein and has concluded, subject to the assumptions, qualifications and limitations contained in its opinion, that the valuation ascribed to the Properties in connection with determining the Purchase Price to be received for the Real Estate Interests in the Sale is fair, from a financial point of view, to Limited Partners.

656661.11
                                                        -2-

         o Eliminating the Risks of Real Estate Investing. Continued ownership of the Properties subjects the Partnership to continued risks inherent in real estate ownership, such as national and local economic trends, supply and demand factors in the local property market, the cost of operating and maintaining the physical condition of the Properties and the cost and availability of financing for prospective buyers of the Properties. No assurance can be given that a prospective buyer would be willing to pay an amount equal to or greater than the Purchase Price for the Properties in the future.

         o Unattractiveness of Other Options. The General Partners do not believe that other alternatives available to the Partnership are as attractive to the Partnership as the Sale. One alternative considered by the General Partners was continued ownership of the Properties by the Partnership. However, the Partnership is not currently making distributions to the Limited Partners and the tax benefits resulting from continuing to own the Properties, which are available only to those Limited Partners able to currently utilize passive losses, are diminishing. The General Partners also considered marketing the Properties to third parties; however, the General Partners do not believe that such alternative would be in the interests of the Limited Partners, because the General
              Partners believe, based on the current uncertainties in the government subsidized housing market, that it would be difficult to sell the Properties and do not believe that such a sale would result in a purchase price for the Properties as high as the Purchase Price offered in connection with the Sale. In addition, the General Partners believe that marketing the Properties to third parties would result in significant delays and uncertainties. Several of the options considered by the General Partners, including the reorganization of the Partnership as a real estate investment trust, a rollup involving the Partnership and the use of an "UPREIT" structure, would have (i) been prohibitively expensive and logistically impractical; (ii) entailed compliance with the rollup rules promulgated under the Securities Act of 1933, as amended (the "Securities Act"), which may have resulted in significant delays, thereby potentially causing the Partnership to miss the currently favorable market conditions for real estate investment trusts; and (iii) resulted in the Limited Partners receiving publicly traded securities rather than cash in exchange for their Units. Such publicly traded securities would be subject to the market risks generally applicable to equity securities. The General Partners believe that receipt of such securities would be inconsistent with the Partnership's ultimate objective of returning cash to the Limited Partners and winding up the business of the Partnership.

         o Resolving HUD Uncertainty. Eighteen of the nineteen Properties are subject to Housing Assistance Payments Contracts under Section 8 of the United States Housing Act. The General Partners anticipate that, for the foreseeable future, rental rate increases under such contracts will either not be permitted by HUD or will be negligible and unlikely to exceed increases in operating expenses. Most of these contracts will expire by the end of 2003 and the Department of Housing and Urban Development will not renew them under their current terms. Under recently passed legislation, in most cases project rents will be reduced and the project mortgages restructured, which is expected to reduce the cash flow from the Properties and could create adverse tax consequences to the Limited Partners. HUD has not issued implementing regulations on the Section 8 restructuring program, which creates additional uncertainty. Accordingly, the General Partners believe it may be beneficial to the Limited Partners to avoid such uncertainties by approving the Sale at this time. See "THE PARTNERSHIP - Regulatory Arrangements".

         o Reduced Transaction Costs. The Partnership will not be required to pay brokerage commissions in connection with the Sale. Brokerage commissions would typically be paid when selling real property to third parties and the Partnership would typically be required to pay transaction costs, which are being borne by the REIT in connection with the Sale. As a result, the Sale is likely to produce a higher cash

656661.11
                                                        -3-
              distribution to Limited Partners than a comparable sale to an unaffiliated third party. In addition, the General Partners believe that selling the Partnership's entire portfolio of real estate assets in a single transaction (as opposed to a series of individual sales) will enable the Partnership to dispose of its portfolio in an expedited time frame.

         o Anticipated Tax Benefits/Tax Law Changes. Subsequent to the formation of the Partnership, tax law changes reduced the tax benefits anticipated to be received by Limited Partners by not allowing Limited Partners to currently deduct many of the losses generated by the Partnership against a Limited Partner's other taxable income from non-passive sources. As a result, Limited Partners may have a significant amount of suspended passive losses available to reduce the tax impact of the taxable gain generated by the Sale.

Potential Adverse Effects of the Sale

         Limited Partners should also consider the following risk factors in determining whether to approve or disapprove the Sale:

         o Loss of Opportunity to Benefit from Future Events. It is possible that the future performance of the Properties will improve or that prospective buyers may be willing to pay more for the Properties in the future. It is possible that Limited Partners might earn a higher return on their investment if the Partnership retained ownership of the Properties. By approving the Sale, Limited Partners will also be relinquishing certain current benefits of ownership of the Properties, such as the ability to deduct tax losses generated by the Partnership against other passive income. In addition, the proposed restructuring of FHA-insured mortgages under recently enacted legislation may result in benefits to Limited Partners due to possible debt forgiveness or other changes that might increase cash flow. By approving the Sale, the Limited Partners would forgo any such potential tax benefits, although the General Partners do not believe such benefits are likely to materialize. See "THE PARTNERSHIP - Regulatory Arrangements."

         o No Solicitation of Third Party Offers. The General Partners have not solicited any offers from third parties to acquire the Real Estate interests. While the General Partners believe that the Sale is on terms more beneficial to the Partnership than offers that could be obtained from third parties, there is no assurance that the General Partners would not be able to obtain higher or better offers if such offers were to be solicited from independent third parties.

         o Sale Not Negotiated at Arms-Length. Affiliates of the General Partners will possess a significant ownership interest in the REIT and receive substantial other benefits from the formation of the REIT and the Sale. Although a fairness opinion has been obtained, the Purchase Price was not negotiated at arm's length. The Purchase Price was established by the General Partners and the Partnership did not retain an independent financial or legal advisor to negotiate the terms of the Sale.

         o Conflicts of Interest. In evaluating the proposed Sale, Limited Partners should consider that Casden is both the sponsor of the REIT and an affiliate of the General Partners. If the REIT is successfully formed and capitalized, the current owners of Casden are likely to realize a substantial increase in the value and liquidity of their investment in Casden Properties. The terms of the Sale have been determined on behalf of the Partnership by officers and directors of Casden who will directly benefit from the Sale. Unlike Casden, the Limited Partners will not have the right to participate in the REIT. It is anticipated that approximately 51% of the equity securities of the REIT will be held by Casden and

656661.11
                                                        -4-
              its affiliates following the Private Placement, based on the terms of the Private Placement as currently contemplated.

         o Tax Consequences. The Sale will have a tax impact on Limited Partners, producing a long-term capital gain of approximately $8,697 per Unit. It is not anticipated that the Sale will produce ordinary income attributable to depreciation recapture. For certain tax-exempt Limited Partners, a portion of the taxable gain noted above will constitute unrelated business taxable income ("UBTI"). For Limited Partners who have been able to use all of the passive losses generated by the Partnership on a current basis, the Sale should result in a federal income tax cost of approximately $1,822 per Unit in excess of cash distributions. In addition, Limited Partners who have available all of the suspended passive losses generated by the Partnership, but whose ordinary income is not taxed at the 39.6% marginal rate will incur a federal income tax cost in excess of the cash distribution made in connection with the Sale. See "CERTAIN FEDERAL TAX CONSEQUENCES." THE SPECIFIC TAX IMPACT OF THE SALE ON LIMITED PARTNERS SHOULD BE DETERMINED BY LIMITED PARTNERS IN CONSULTATION WITH THEIR TAX ADVISORS.

         o No Appraisals; Limits on Fairness Opinion. Although the General Partners have obtained the Fairness Opinion, the General Partners have not obtained independent appraisals of the Properties to determine their value. In addition, while the Fairness Opinion addresses the fairness of the valuations ascribed to the Properties in connection with determining the Purchase Price, it does not address adjustments to the valuation to arrive at the distributions to the Limited Partners that will result from the Sale, including the allocation of such Purchase Price between the Limited Partners and the general partners of the Local Partnerships, which affects the amount of the consideration to be paid to the Limited Partners. See "THE SALE - Fairness Opinion."

         o    No  Dissenter's  Rights.  Under  the  Partnership   Agreement  and
              California law, Limited Partners do not have dissenters' rights of appraisal.

         o Conditions to Sale. The Sale is subject to certain conditions in addition to approval of the Sale by the Limited Partners, including consummation of the Private Placement. Accordingly, even if the Sale is approved by the Limited Partners and a purchase and sale agreement is entered into, the consummation of the Sale could be delayed for a significant period of time and it is possible that the Sale may not be consummated. The execution of a purchase and sale agreement with respect to the Sale could delay the time some or all of the Properties could be sold if the Sale is not consummated.

         o Uncertainty of Local General Partner Buyouts. The General Partners are currently in the process of structuring a buyout of the interests in the Local Partnerships held by certain of the general partners of the Local Partnerships that are unaffiliated with Casden. Such buyouts are being negotiated on an arms-length basis. There can be no assurance that the General Partners will be able to successfully complete buyouts from all of the unaffiliated general partners on acceptable terms. If the General Partners are unable to complete all such buyouts, and interests in certain Properties are not transferred in the Sale, there could be an adverse impact on the operating results of the Partnership, depending on which Properties (if any) are retained by the Partnership. In addition, the winding up of the Partnership's business could be delayed, perhaps indefinitely. The make-up of the Partnership after the Sale if less than all of the general partners of the Local Partnerships approve the Sale cannot be determined at this time. To the extent that the ultimate cost of such buyouts exceeds the General Partners' current estimates of such cost, the distributions to Limited Partners resulting from the Sale will be reduced. At the time they consent to the Sale, the Limited Partners will not know which of the

656661.11
                                                        -5-

              Properties will ultimately be transferred in connection with the Sale; nevertheless, consent to the Sale will be deemed effective regardless of which Properties are ultimately included in the Sale.

         o Amendments to Partnership Agreement. Approval of the Sale shall be deemed to include certain amendments to the Partnership Agreement. For example, the Partnership Agreement prohibits the Partnership from selling any Property or any interest in a Property if the cash proceeds from such sale would be less than the state and federal taxes applicable to such sale, calculated using the maximum tax rates then in effect. The General Partners are seeking an amendment that modifies such prohibition to allow the Partnership to assume, for purposes of calculating taxes in connection with a sale of Properties, that all of the suspended passive losses from the
             Partnership are available to Limited Partners to offset ordinary income taxed at the 39.6% federal marginal rate. By approving such amendment, the Limited Partners are relinquishing a potential tax benefit conferred by the terms of the Partnership Agreement. However, the General Partners believe that it would not be possible to find a buyer willing to purchase the Properties under the conditions currently specified in the Partnership Agreement, because compliance with such conditions would result in a purchase price for the Properties substantially higher than their fair market value.

Amendments to Partnership Agreement

         Certain Amendments to the Partnership Agreement are necessary in connection with the consummation of the Sale. The Partnership Agreement currently prohibits a sale of any of the Properties to the General Partners or their affiliates. Accordingly, consent of the Limited Partners is being sought for an amendment to the Partnership Agreement that eliminates such prohibition.

         The Partnership Agreement also requires that any agreement entered into between the Partnership and the General Partners or any affiliate of the General Partners shall provide that it may be canceled at any time by the Partnership without penalty upon 60 days' prior written notice (the "Termination Provision"). It is the position of the General Partners that the Termination Provision does not apply to the Sale; nevertheless, the General Partners are seeking the approval of the Limited Partners to an amendment to the Partnership Agreement that eliminates the Termination Provision in connection with the Sale or any future disposition of Properties.

         The Partnership Agreement also prohibits the Partnership from selling any Property or any interest in a Property if the cash proceeds from such sale would be less than the state and federal taxes applicable to such sale, calculated using the maximum tax rates then in effect (the "Tax Requirement"). The General Partners are seeking the approval of the Limited Partners to an amendment to the Partnership Agreement that modifies the Tax Requirement so as to allow the Partnership to calculate the net tax liability from a sale of a Property or Properties by subtracting from the tax payable on the gain from such sale the tax benefit resulting from the ability to deduct his, her or its, suspended passive losses against ordinary income, assuming that the Limited Partner has sufficient ordinary income that would otherwise have been taxed at the 39.6% marginal federal tax rate for federal income tax purposes to fully utilize such losses at such rate, and assuming a state income tax rate of 5%.

         By approving such amendment, the Limited Partners are relinquishing a potential benefit conferred by the terms of the Partnership Agreement. However, the General Partners believe that it would not be possible to find a buyer willing to purchase the Properties under the conditions currently specified in the Partnership Agreement, because compliance with such conditions would result in a purchase price for the Properties substantially higher than their fair market value.

656661.11
                                                        -6-

         The consent of Limited Partners holding a majority of outstanding Units is required in order to amend the Partnership Agreement.

Limited Partner Approval

         The General Partners are seeking the consent of the Limited Partners to the Sale, which includes the Amendments. The Partnership Agreement requires the prior consent of Limited Partners holding a majority of the outstanding Units (a "Majority Vote") to any sale of all or substantially all of the Partnership's assets, and to an amendment to the Partnership Agreement.

         If the Limited Partners do not approve the Sale by a Majority Vote, or the other conditions to the consummation of the Sale are not met, there will be no change in its investment objectives, policies and restrictions and the Partnership will continue to be operated in accordance with the terms of the Partnership Agreement.

Third-Party Opinion

         The Partnership has obtained from Stanger, a recognized independent real estate investment banking firm, an opinion that the valuation ascribed to the Properties in connection with determining the Purchase Price to be received by the Partnership for the Real Estate Interests in the Sale is fair to the Limited Partners from a financial point of view. In the course of preparing its Fairness Opinion, Stanger conducted such reviews as it deemed appropriate and discussed its methodology, analysis and conclusions with the General Partners. The General Partners have not obtained independent appraisals to determine the value of the Properties. The Fairness Opinion, which is subject to certain assumptions, qualifications and limitations, is attached hereto as Exhibit A. See "THE SALE-Fairness Opinion" and "--Potential Adverse Effects of the Sale--No Appraisals; Limits on Fairness Opinion."

Recommendation of the General Partners

         After a comprehensive review of various alternatives, the General Partners believe that the Sale is in the best interests of the Limited Partners. The General Partners believe that the current interest rate environment and the availability of capital for real estate investment trusts will enable Casden to form the REIT and make the proposal to the Partnership for the Sale, which provides the Partnership with an opportunity to maximize the value of the Real Estate Interest. See "THE SALE--Alternatives to the Sale."

         Based upon their analysis of the alternatives and their own business judgment, the General Partners believe that the Sale, including the Purchase Price of the Real Estate Interests, is fair from a financial point of view to the Limited Partners. In addition, the General Partners reviewed the Fairness Opinion. Accordingly, the General Partners have approved the Sale and recommend that it be approved by the Limited Partners. Limited Partners should note, however, that the General Partners' recommendation is subject to inherent conflicts of interest. See "CONFLICTS OF INTEREST."

Conflicts of Interest

         A number of conflicts of interest are inherent in the relationships among the General Partners, the Casden Partnerships, Casden and the REIT, which may, among other things, influence the recommendation of the General Partners. These conflicts include the following:

         1.  The  terms  of  the  Sale   (including  the  Purchase  Price)  were
established by the REIT and the General Partners (which are related parties) without the participation of any independent financial or legal advisor. There

656661.11
                                                        -7-
can be no assurance that arms-length negotiations would not have resulted in terms more favorable to the Limited Partners.

         2. Although Stanger provided an independent opinion with respect to the fairness of the valuations ascribed to the Properties in connection with the determination of the Purchase Price, no independent financial or legal advisor was engaged to represent the interests of the Limited Partners and no third party appraisals of the Properties were obtained.

         3. If the REIT Transaction is consummated, affiliates of the General Partners will receive substantial interests in the REIT in exchange for the contribution of real property assets and the property management operations of Casden, including direct or indirect interests in the General Partners. The General Partners anticipate that they will receive significant economic benefits as a result of receiving interests in the REIT. Such interests are expected to enjoy greater liquidity than the General Partners' current interests in the Partnership if the REIT successfully completes an initial public offering following its initial formation as a private REIT. Unlike Casden, the Limited Partners will not have the right to participate in the REIT. It is anticipated that approximately 51% of the equity securities of the REIT will be held by Casden and its affiliates following the Private Placement, based on the terms of the Private Placement as currently contemplated.

         4. It is anticipated that the return from the interests in the REIT to be received by the General Partners and their affiliates in connection with the REIT Transaction if successfully consummated will exceed the return such persons currently receive from the real estate assets such persons will contribute or sell to the REIT.

         5. The officers and employees of Casden and its affiliates will be employed by the REIT. See "CONFLICTS OF INTEREST."

         6. The General Partners are currently in the process of structuring a buyout of the interests in the Local Partnerships held by the general partners of the Local Partnerships. The General Partners will benefit from such buyouts because the interests of the general partners of the Local Partnerships will be acquired by the REIT. However, the costs of such buyouts will be indirectly borne by the Limited Partners. To the extent that the ultimate cost of such buyouts exceeds the General Partners' current estimates of such cost, the distributions to Limited Partners resulting from the Sale will be reduced.

Certain Federal Income Tax Consequences

         Generally, the Sale will result in a gain to the Partnership and, accordingly, to the Limited Partners, to the extent that the consideration received by the Partnership with respect to the Sale, including the amount of Partnership indebtedness of which the Partnership is relieved, exceeds its adjusted basis in the Properties. The income tax calculations contained in this Consent Solicitation Statement are based upon federal tax rates equal to 39.6% for ordinary income 25% for capital gain attributable to depreciation recapture and 20% on other capital gains. In addition, such calculations assume that Limited Partners have suspended passive losses of $5,062 per Unit from the Partnership and that such losses are available to offset ordinary income taxed at the 39.6% marginal rate. Limited Partners should consult their own tax advisors with respect to their individual tax situations and as to the federal, state, local and other tax consequences of the Sale. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."


656661.11
                                                        -8-

Transaction Expenses

         The Partnership will bear its direct costs relating to the Sale, including customary closing costs such as transfer taxes, the seller's portion of title insurance and escrow fees, and the costs incurred in connection with this solicitation of consents. The aggregate amount of such costs is expected to be $500,000, which the Partnership expects to pay using cash equivalents held by the Partnership. The cost of this solicitation of consents will be borne by the Partnership whether or not the Sale is approved by the Limited Partners or ultimately consummated. Costs incurred individually by the Casden Partnerships, including accounting and legal fees will be borne directly by such Partnerships.

Voting Procedures

         This Consent Solicitation Statement outlines the procedures to be followed by Limited Partners in order to consent to the Sale. A form of Consent of Limited Partner (a "Consent") is attached hereto. These procedures must be strictly followed in order for the instructions of a Limited Partner as marked on such Limited Partner's Consent to be effective. The following is a summary of certain of these procedures:

         1. A Limited Partner may make his or her election on the Consent only during the solicitation period commencing upon the date of delivery of this Consent Solicitation Statement and continuing until the earlier of (i)
___________, 1998 or such later date as may be determined by the General Partners and (ii) the date upon which the General Partners determine that a Majority Vote has been obtained (but no earlier than ________, 1998) (the "Solicitation Period").

         2. Limited Partners are encouraged to return a properly completed and executed Consent to the Partnership prior to the expiration of the Solicitation Period.

         3. A Consent delivered by a Limited Partner may be changed prior to the expiration of the Solicitation Period by delivering to the Partnership a substitute Consent, properly completed and executed, together with a letter indicating that the Limited Partner's prior Consent has been revoked.

         4. A Limited Partner submitting a signed but unmarked Consent will be deemed to have voted FOR the Partnership's participation in the Sale, including the Amendments.

II.  THE PARTNERSHIP

General

         The Partnership is a limited partnership formed under the laws of the State of California on May 7, 1982. On July 7, 1982, the Partnership offered 1,950 units consisting of 3,900 limited partnership interests and warrants to purchase 3,900 additional limited partnership interests at $5,000 per unit through an offering managed by E.F. Hutton & Company Inc., a predecessor of Lehman Brothers Inc. There are currently 7,808 limited partnership interests of the Partnership outstanding.

         The General Partners of the Partnership are NAPICO and NPIA. The business of the Partnership is conducted primarily by the General Partners. The Partnership has no employees of its own.

         Casden Investment Corporation owns 100 percent of NAPICO's stock. The current members of NAPICO's Board of Directors are Charles H. Boxenbaum, Bruce
E. Nelson, Alan I. Casden and Henry C. Casden. Charles

656661.11
                                                        -9-

H Boxenbaum and an unrelated individual are the limited partners of NPIA. NAPICO is the general partner of NPIA.

         The original objectives of the Partnership were to own and operate the Properties (and certain other real estate assets) for investment so as to obtain
(i) tax benefits for the Partners; (ii) reasonable protection for the Partnership's capital investments; (iii) potential for appreciation, subject to considerations of capital preservation; and (iv) potential for future cash distributions from operations (on a limited basis), refinancing or sale of a Property.

         The Partnership holds limited partnership interests in nineteen Local Partnerships, eighteen of which own a low income housing project that is subsidized and/or has a mortgage note payable to or insured by agencies of the federal or local government.

         The Local Partnerships in which the Partnership has invested were, at least initially, organized by private developers who acquired the sites, or options thereon, and applied for applicable mortgage insurance and subsidies. The Partnership became the principal limited partner in these Local Partnerships pursuant to arm's-length negotiations with these developers, or others, who act as general partners. As a limited partner, the Partnership's liability for obligations of the Local Partnership is limited to its investment. The local general partner of each Local Partnership retains responsibility for developing, constructing, maintaining, operating and managing the project. Under certain circumstances, the Partnership has the right to replace the general partner of the Local Partnership.

The Properties

     During 1996, all of the Properties in which REAL V had invested were substantially rented. The following is a schedule of the status, as of December 31, 1996, of the Properties owned by the Local Partnerships in which REAL V is a limited partner.



                                               No. of    Units Authorized for Rental       Units        Percentage of
                                                Units    Assistance under Section 8  -   Occupied        Total Units
Name & Location                              ---------------------------------------- -----------------------------------
---------------

Bickerdike                                           140                         140              134                96%
  Chicago, IL
Canoga Park Apartments                                14                          14               14               100%
  Canoga Park, CA
Castle Park Apartments                               209                         209              199                95%
  Normandy, MO
Centennial Townhomes                                  88                          88               86                98%
  Fort Wayne, IN
Creekside Gardens                                     50                          50               47                94%
  Loveland, COMPANY
Del Haven Manor                                      104                         104              104               100%
  Jackson, MS
Fox Run Apartments                                    70                          70               66                94%
  Orange, TX
Grandview Place Apartments                            48                          48               48               100%
 Missoula, MT
Hamlin Estates                                        30                          30               30               100%
  Los Angeles, CA
Heritage Square                                       50                          50               49                98%
  Texas City, TX
North River Club Apartments                           56                          56               55                98%
  Oceanside, CA
Palm Springs Senior                                  116                         116              110                95%
Citizens Housing
  Palm Springs, CA


656661.11
                                                       -10-






Panorama City                                         14                          14               14               100%
  Los Angeles, CA
Panorama City II                                      13                          13               13               100%
  Los Angeles, CA
Pine Lake Terrace Apartments                         111                        None               99                89%
  Garden Grove, CA
Plummer Village                                       75                          74               74                99%
  Los Angeles, CA
Ranger Apartments                                     50                          50               48                96%
  Ranger, TX
Richland Three Rivers                                 40                          40               39                98%
Retirement Apartments
  Richland, WA
Robert Farrell Manor                                  35                          35               35               100%
  Los Angeles, CA



TOTALS                                             1,313                       1,201            1,264                98%
                                                   -----                       -----            -----                ---


         Each of the Properties is approximately 15 years old. Routine repair and maintenance and capital expenditures made at the Properties amounted to approximately $1,900,000 in the aggregate for the year ended December 31, 1996. Due to the age of the Properties, capital expenditures are expected to increase progressively over the remaining useful lives of the Properties.

Market for Partnership Interests and Related Security Holder Matters

         Limited partnership interests in the Partnership were sold through a public offering managed by E.F. Hutton & Company Inc., a predecessor of Lehman Brothers Inc., and are not traded on a public exchange. There is no public market for Units and it is not anticipated that any market will develop for the purchase and sale of Units. Pursuant to the Partnership Agreement, Units may be transferred only if certain requirements are satisfied. On December 31, 1996, there were 1,497 registered holders of Units in the Partnership. None of the Units is beneficially owned by Casden.

         The high and low value of secondary market trades during the twelve-month period ending December 31, 1997 as compiled by NAPICO were $250.00 and $132.50, respectively. No established market for the Units was ever expected to develop and the secondary market transactions for the Units have been limited and sporadic. It is not known to what extent the transactions in the secondary market are between buyers and willing sellers, each having access to relevant information regarding the financial affairs of the Partnerships, expected value of their assets, and their prospects for the future. Many transactions in the secondary market are believed to be distressed sales where sellers are highly motivated to dispose of the Units and willing to accept substantial discounts from what might otherwise be regarded as the fair value of the interest being sold, to facilitate the sales. Secondary market prices generally do not reflect the current market of the Partnerships' assets, nor are they indicative of total return, since prior cash distributions and tax benefits received by the original investor are not reflected in the price. Nonetheless, notwithstanding these qualifications, the second market prices, to the extent that the reported data are reliable, are indicative of the prices at which the Units trade in the illiquid secondary markets.

Distribution History

     The Partnership has not made any distributions to Limited Partners since its inception.

656661.11
                                                       -11-

Regulatory Arrangements

         Although each of the Local Partnerships in which the Partnership has invested generally owns a Property that must compete in the market place for tenants, interest subsidies and rent supplements from governmental agencies make it possible to offer these dwelling units to eligible "low income" tenants at a cost significantly below the market rate for comparable conventionally financed dwelling units in the area.

         In order to stimulate private investment in low income housing, the federal government and certain state and local agencies have provided significant ownership incentives, including among others, interest subsidies, rent supplements and mortgage insurance, with the intent of reducing certain market risks and providing investors with certain tax benefits, plus limited cash distributions and the possibility of long-term capital gains. There remain, however, significant risks. The long-term nature of investments in government assisted housing limits the ability of the Partnership to vary its portfolio in response to changing economic, financial and investment conditions; such investments are also subject to changes in local economic circumstances and housing patterns, as well as rising operating costs, vacancies, rent collection difficulties, energy shortages and other factors that have an impact on real estate values. The Partnership's government assisted projects also require greater management expertise and may have higher operating expenses than conventional housing projects.

         Section 8 of the United States Housing Act provides for the payment of a federal rental subsidy for the benefit of low income families (the "Section 8 Program"). Pursuant to the Section 8 Program, the Partnership entered into Housing Assistance Payments Contracts (the "HAP Contracts") with the United States Department of Housing and Urban Development ("HUD") or a state of local administering agency as agent of HUD with respect to all of the Properties except the Pine Lakes Terrace Apartments. Under the HAP Contracts, which generally have from four to five years remaining, 1,201 apartment units at eighteen of the Properties (which the Partnership has agreed to lease to low or moderate income tenants) receive rental assistance payments from HUD. During 1996, the Local Partnerships received an aggregate of approximately $9,637,000 in rental assistance payments under the HAP Contracts. The eighteen Properties subject to the HAP Contracts generally are subject to mortgage loans insured by HUD's Federal Housing Administration ("FHA") and the HAP Contracts generally provide for sufficient payments to make the payments due under the federally insured mortgage loans.

         Under recently adopted law and policy, HUD has determined not to renew HAP contracts on a long term basis on the existing terms. In connection with renewals of the HAP Contracts under such new law and policy, the amount of rental assistance payments under renewed HAP Contracts will be based on market rentals instead of above-market rentals, which was generally the case under existing HAP Contracts. As a result, existing HAP Contracts that are renewed in the future on projects insured by the Federal Housing Administration of HUD will not provide sufficient cash flow to permit owners of properties to meet the debt service requirements of these existing HUD-FHA insured ("FHA") mortgages. In order to address the reduction in payments under HAP Contracts as a result of this new policy, the Multi-family Assisted Housing Reform and Affordability Act of 1997 (the "MAHRAA"), which was adopted in October 1997, provides for the restructuring of mortgage loans insured by the FHA with respect to properties subject to HAP Contracts that have been renewed under the new policy. The restructured Loans will be held by the current lender or another lender. Under MAHRAA, an FHA-insured mortgage loan can be restructured to reduce the mortgage balance and the annual debt service on such loan. As of the date of this Consent Solicitation Statement, implementation of the MAHRAA had not yet begun. Accordingly, there can be no assurance that the Partnership will be permitted to restructure its mortgage indebtedness pursuant to the new HUD rules implementing MAHRAA or that the Partnership would choose to restructure such mortgage indebtedness if it were eligible to participate in the MAHRAA program. It should be noted that there are uncertainties as to the economic impact on the Partnership of the combination of the reduced payments under the HAP Contracts and the restructuring of the

656661.11
                                                       -12-
existing  FHA-insured  mortgage  loans under  MAHRAA.  Accordingly,  the General
Partners are unable to predict their impact on the Partnership's future cash flow.

         Pursuant to the HAP Contracts, the Partnership cannot sell its interests in a Property without the consent of HUD and if applicable the appropriate state or local agency. The General Partners are currently in the process of seeking such consent. There is no assurance that HUD will provide such approval.

         Pursuant to certain state housing finance statutes and regulations, certain of the Local Partnerships are subject to limitations on the distributions of dividends to the Partnership. Such statutes and regulations require such Local Partnerships to hold cash flows in excess of such dividend limitations in restricted reserve accounts that may be used only for limited purposes (the "Reserve Accounts"). The Purchase Price was calculated without attributing value to the Reserve Accounts. The General Partners believe that state regulatory considerations limiting availability of the Reserve Accounts to the Partnership have the effect of substantially reducing or eliminating entirely any value attributable to such Reserve Accounts. However, it is possible that the REIT may in the future realize a benefit from the release of funds held in the Reserve Accounts.

III.  THE SALE

Background and Reasons for the Sale

         The General Partners believe that it is in the interests of the Partnership to sell the Properties. The Partnership is not currently realizing any cash flow which is available for distribution to the Limited Partners and does not anticipate realizing sufficient cash flow in the future to enable it to make distributions to Limited Partners. Limited Partners will realize an aggregate of approximately $830,000 in current passive activity rental losses for 1997. In addition, the Limited partner will realize approximately $293,000 in interest income for 1997. Assuming Limited Partnerships are restricted from utilizing passive Losses, the Limited Partnership will be liable for the taxes related to the interest income without any corresponding cash distribution. In light of the limited cash flow currently generated by the Properties and the potentially adverse consequences of the recent changes in the laws and policies applicable to HAP Contracts, the General Partners do not believe that a market for the Properties currently exists.

         Prior to the consummation of the Sale, the REIT intends to sell $285 million of its equity securities in the Private Placement. The proceeds of the Private Placement will be used to finance the Sale and other property acquisitions to be made in connection with the REIT Transaction. The REIT intends to commence an initial public offering of its equity securities subsequent to the consummation of the Sale. Casden and its affiliates are expected to own approximately 51% of the equity securities of the REIT upon completion of the Private Placement. Subsequent to its initial public offering, the REIT intends to purchase and restructure all insured mortgage indebtedness currently encumbering the Properties, which the General Partners believe will enhance the returns pertaining to the Properties.

         In recent years, real estate investment activity by publicly owned corporations and trusts, such as real estate investment trusts ("REIT Entities"), has increased dramatically. REIT Entities have become a major source of capital for the real estate market as well as one of its most prominent purchasers of real property. A publicly-traded REIT Entity is organized as a real estate company to own and operate a portfolio of properties, has access to new capital and its shares can be sold or transferred in the public securities markets. Over the last year, the General Partners and Casden have had discussions with several investment banking firms with regard to the formation of a REIT Entity that would purchase the apartment properties owned by the Casden Partnerships, together with certain other selected properties. Following the aforementioned discussions, Casden decided to form the REIT.


656661.11
                                                       -13-

         The General Partners believe that the REIT, through its potential access to the capital markets and its familiarity with the Properties, is in a position to purchase the Properties on terms that are favorable to the Partnership. The General Partners believe that the current market for securities issued by REIT Entities will provide the Partnership with an opportunity to sell the Properties to the REIT for a favorable price. Limited Partners should note, however, that the General Partners' recommendation is subject to inherent conflicts of interest. See "CONFLICTS OF INTEREST."

Acquisition Agreement

         If the Sale is approved by the Limited Partners, it is contemplated that the Partnership or the Local Partnerships, as the case may be, will enter into a purchase and sale agreement with a subsidiary partnership of the REIT (the "Operating Partnership"). The purchase and sale agreement will set forth the terms and conditions under which the Partnership and the REIT and the Operating Partnership are obligated to proceed with the Sale and will set forth certain other agreements of such parties with respect to the Sale.

         Representations and Warranties. The Partnership will not make any representations and warranties to the REIT and the Operating Partnership in the purchase and sale agreement with respect to the Properties, and the Properties will be sold "as is."

         Conditions.  As  described  in  detail  below  under  the  heading  " -
Conditions" below, the purchase and sale agreement will include a number of conditions to the REIT's obligation to consummate the Sale.

         Amendment and Closing. The Partnership and the REIT or the Operating Partnership may amend the terms of the purchase and sale agreement in a manner which, in the good faith judgment of the General Partners (consistent with the General Partners' fiduciary duty to the Partnership and the Limited Partners), does not materially reduce the benefits to be received by the Limited Partners from the Sale without resoliciting the consent of the Limited Partners. If the Sale is approved by a Majority Vote of the Limited Partners and the other conditions to the Sale and the REIT Transaction are satisfied, it is anticipated that the Sale will be consummated by _____________, 1998. If the closing does not occur by December 31, 1998 the purchase and sale agreement will be terminated.

Arrangements with General Partners of the Local Limited Partnerships

     The General Partners are currently in the process of structuring and negotiating buyouts of the interests in the Local Partnerships held by certain of the general partners of the Local Partnerships that are unaffiliated with Casden. Such buyouts are being negotiated on an arms-length basis. The General Partners expect that the general partners of the Local Partnerships will be paid an aggregate of approximately $6,450,000 for their interests in, and rights to manage, the Local Partnerships. There can be no assurance that the General
Partners will be able to successfully complete buyouts from all of the unaffiliated general partners of the Local Partnerships on acceptable terms. To the extent that the General Partners are unable to complete all such buyouts, there could be an adverse impact on the operating results of the Partnership, depending on which Properties are retained by the Partnership. In addition, the winding up of the Partnership's business could be delayed, perhaps indefinitely. The make-up of the Partnership after the Sale if less than all of the general partners of the Local Partnerships approve the Sale cannot be determined at this time. To the extent that the ultimate cost of such buyouts exceeds the General Partners' current estimates of such cost, the distributions to Limited Partners resulting from the Sale will be reduced.


656661.11
                                                       -14-

Source of Funds

         The REIT intends to raise the cash to be paid to the Partnership through a private placement of approximately $285 million of its equity securities.


Transaction Costs

         The Casden General Partners estimate that the transaction costs in connection with the Sale will be as follows:


                Transfer Taxes........................................  $  *
                Legal and Accounting .................................      *
                Escrow Costs (seller's portion).......................      *
                Title Policy (seller's portion).......................      *
                Physical Inspection...................................      *
                Repayment of Letter of Credit Extension Fee..........       *
                Stanger Fairness Opinion..............................      *
                Consent Solicitation Costs............................      *
                Miscellaneous Costs...................................      *
                Total.................................................  $469,000

                  * To be provided by amendment.

         The General Partners are not entitled to receive fees in connection with the Sale.

Distribution of Sale Proceeds; Accounting Treatment

         Following the Sale, and assuming that all of the Real Estate Interests are sold, it is anticipated that the Partnership's affairs will be wound up and the Partnership will be liquidated. After the payment of all liabilities and expenses, the consideration to be paid to the Partnership for the Properties will be allocated and distributed among Limited and General Partners in accordance with the cash distribution rules set forth in the Partnership Agreement. Pursuant to the Partnership Agreement, net liquidation proceeds are distributable as follows:

     o First, the General Partners will be entitled to a liquidation fee equal to the lesser of (a) 10% of the net proceeds to the Partnership from the Sale, or (b) 1% of the Purchase Price (including the assumed mortgage indebtedness), plus 3% of the net proceeds after deducting an amount sufficient to pay all federal and state taxes applicable to the Sale. No part of a liquidation fee will be paid, however, unless the Limited Partners shall have first received an amount equal to (i) the greater of
     (A) their aggregate capital contributions, or (B) an amount sufficient to satisfy the cumulative federal and state income tax liability, if any, arising from the disposition of the Properties and all other assets disposed of to date; less (ii) all amounts previously distributed to Limited Partners. The General Partners will not be entitled to receive a liquidation fee in connection with the Sale.


656661.11
                                                       -15-

     o Next, after allocating income from the Sale in an amount equal to the sum of the negative adjusted capital account balances of all Partners with such balances (computed after any distributions made under the paragraph above), and after allocating 1% of the income in excess thereof, 1% to the General Partners and 99% to the Limited Partners as a class, distributions shall be made in accordance with such Partners' positive capital account balances.

         Based on the distribution priority in the Partnership Agreement, and assuming (i) the net proceeds of the Sale are $1,571,673, and (ii) cash available for distribution (after payment of expenses) of $1,531,027, the Limited Partners will be entitled to receive $3,071,673 ($787 per Unit). NAPICO and NPIA will be entitled to receive a distribution in connection with the Sale of $31,027.

Conditions

         In addition to the consent by Majority Vote of the Limited Partners, the Purchase and Sale Agreement is expected to contain, among others, the following conditions (which may be waived by the REIT) as conditions precedent to the REIT's obligation to consummate the Sale:

         o Subject to certain exceptions, no material adverse change shall have occurred with respect to a Property that has a material adverse effect on the value of the Properties as a whole;

         o The Partnership shall have delivered to the REIT any required third party consents to the Sale, including the consent of HUD, certain state housing finance agencies, the general partners of the nineteen local general partnerships and the holders of certain mortgages;

         o The REIT shall have consummated the Private Placement, which will be conditioned upon, among other things, the transfer of a minimum number of properties to the REIT by the Casden Partnerships and third parties in connection with the REIT Transaction; and

         o The Sale of the Real Estate Interests is subject to the approval of the General Partner of each Local Partnership. The General Partners are currently in the process of structuring a buyout of the interests in the Local Partnerships held by certain of the general partners of the Local Partnerships that are unaffiliated with Casden.

Potential Benefits of the Sale

         The General Partners believe that the Sale achieves the Partnership's investment objectives for the following reasons:

         Receipt of Cash. No established market currently exists for Units and none has existed since the original offering. The Sale will result in a cash distribution of $787 per Unit to Limited Partners, which amount is anticipated to be sufficient to pay any federal and state income taxes that would be payable in connection with the Sale, assuming (i) that Limited Partners have suspended passive losses of $5,062 from the Partnership; (ii) that such losses are available to offset ordinary income taxed at the 39.6% federal marginal rate; and (iii) federal and state capital gains rates of 25% and 5%, respectively. The Partnership has never been able to make distributions and, if the Sale is not completed, the General Partners do not anticipate that the Partnership will be in a position to make distributions in the near future.

         Opportune Time to Sell. The General Partners believe that now may be an opportune time for the Partnership to sell its interests in the Properties, given current conditions in the real estate and capital markets.

656661.11
                                                       -16-

Specifically, the General Partners believe that investor demand for the stock of certain public real estate companies similar to the proposed REIT has increased significantly over the past several years. The General Partners believe that the current interest rate environment and the availability of capital for real estate investment trusts will enable Casden to form the REIT and make the proposal to the Partnership for the Sale, which provides the Partnership with an opportunity to maximize the value of the Properties.

         Third Party Fairness Opinion. Stanger, an independent, nationally recognized real estate investment banking firm, has been engaged by the Partnership to render an opinion to the Partnership as to the fairness, from a financial point of view, to Limited Partners of the valuation ascribed to the Properties in connection with determining the Purchase Price to be received by the Partnership for the Real Estate Interests in the Sale. Stanger has conducted certain reviews described herein and has concluded, subject to the assumptions, qualifications and limitations contained in its opinion, that the valuation ascribed to the Properties in connection with determining the Purchase Price to be received by the Partnership for the Real Estate Interests in the Sale is fair, from a financial point of view, to Limited Partners. See "Fairness Opinion."

         Eliminating the Risks of Real Estate Investing. Continued ownership of the Properties subjects the Partnership to continued risks inherent in real estate ownership, such as national and local economic trends, supply and demand factors in the local property market, the cost of operating and maintaining the physical condition of the Properties and the cost and availability of financing for prospective buyers of the Properties. No assurance can be given that a prospective buyer would be willing to pay an amount equal to or greater than the Purchase Price for the Properties in the future.

         Unattractiveness of Other Options. The General Partners do not believe that other alternatives available to the Partnership are as attractive to the Partnership as the Sale. One alternative considered by the General Partners was continued ownership of the Properties by the Partnership. However, the Partnership is not currently making distributions to the Limited Partners and the tax benefits resulting from continuing to own the Properties are diminishing. The General Partners also considered marketing the Properties to third parties; however, the General Partners do not believe that such alternative would be in the interests of the Limited Partners, because the General Partners believe, based on the current uncertainties in the government subsidized housing market, that it would be difficult to sell the Properties and do not believe that such a sale would result in a purchase price for the Properties as high as the Purchase Price offered in connection with the Sale. In addition, the General Partners believe that marketing the Properties to third parties would result in significant delays and uncertainties. Several of the options considered by the General Partners, including the reorganization of the Partnership as a real estate investment trust, a rollup involving the
Partnership and the use of an "UPREIT" structure, would have (i) been prohibitively expensive and logistically impractical; (ii) entailed compliance with the rollup rules promulgated under the Securities Act which may have resulted in significant delays, thereby potentially causing the Partnership to miss the currently favorable market conditions for real estate investment trusts; and (iii) resulted in the Limited Partners receiving equity securities rather than cash in exchange for their Units. Such publicly traded securities would be subject to the market risks generally applicable to publicly traded securities. The General Partners believe that receipt of such securities would be inconsistent with the Partnership's ultimate objective of returning cash to the Limited Partners and winding up the business of the Partnership.

         Resolving HUD Uncertainty. Eighteen of the nineteen Properties are subject to Housing Assistance Payments Contracts under Section 8 of the United States Housing Act. The General Partners anticipate that, for the foreseeable future, rental rate increases under such contracts will either not be permitted by HUD or will be negligible and unlikely to exceed increases in operating expenses. Most of these contracts will expire by the end of 2003 and the Department of Housing and Urban Development will not renew them under their current terms. Under recently passed legislation, in most cases project rents will be reduced and the project mortgages restructured, which is expected to reduce the cash flow from the Properties and could create adverse tax consequences to the Limited

656661.11
                                                       -17-

Partners. HUD has not issued implementing regulations on the Section 8 restructuring program, which creates additional uncertainty. Accordingly, the General Partners believe it may be beneficial to the Limited Partners to avoid such uncertainties by approving the Sale at this time. See "THE PARTNERSHIP - Regulatory Arrangements".

         Reduced Transaction Costs. The Partnership will not be required to pay brokerage commissions in connection with the Sale. Brokerage commissions would typically be paid when selling real property to third parties and the Partnership would typically be required to pay transaction costs, which are being borne by the REIT in connection with the Sale. As a result, the Sale is likely to produce a higher cash distribution to Limited Partners than a comparable sale to an unaffiliated third party. In addition, the General Partners believe that selling the Partnership's entire portfolio of real estate assets in a single transaction (as opposed to a series of individual sales) will enable the Partnership to dispose of its portfolio in an expedited time frame.

         Anticipated Tax Benefits/Tax Law Changes. Subsequent to the formation of the Partnership, tax law changes reduced the tax benefits anticipated to be received by Limited Partners by not allowing Limited Partners to currently deduct many of the losses generated by the Partnership against a Limited Partner's taxable income from non-passive sources. As a result, Limited Partners may have a significant amount of suspended losses available to reduce the tax impact of the taxable gain generated by the Sale. A portion of the taxable gain may be long-term capital gain, which is currently taxed at a lower rate than ordinary income. The disparity in the tax rates could be beneficial to Limited Partners with suspended passive losses attributable to the Partnership because they will be able to deduct those losses against their ordinary income.

Potential Adverse Effects of the Sale

         Limited Partners should also consider the following risk factors in determining whether to approve or disapprove the Sale:

         Loss of Opportunity to Benefit from Future Events. It is possible that the future performance of the Properties will improve or that prospective buyers may be willing to pay more for the Properties in the future. It is possible that Limited Partners might earn a higher return on their investment if the Partnership retained ownership of the Properties. By approving the Sale, Limited Partners will also be relinquishing certain current benefits of ownership of the Properties, such as the ability to deduct tax losses generated by the
Partnership against other passive income. In addition, the proposed restructuring of FHA-insured mortgages under recently enacted legislation may result in benefits to Limited Partners due to possible debt forgiveness or other changes that might increase cash flow.
See "THE PARTNERSHIP - Regulatory Arrangements."

         No Solicitation of Third Party Offers. The General Partners have not solicited any offers from third parties to acquire the Real Estate Interests. While the General Partners believe that the Sale is on terms more beneficial to the Partnership than offers that could be obtained from third parties, there is no assurance that the General Partners would not be able to obtain higher or better offers if such offers were to be solicited from independent third parties.

         Sale Not Negotiated at Arms Length. Affiliates of the General Partners will possess a significant ownership interest in the REIT and receive substantial other benefits from the formation of the REIT and the Sale. Although a fairness opinion has been obtained, the Purchase Price was not negotiated at arm's length. The Purchase Price was established by the General Partners and the Partnership did not retain an independent financial or legal advisor to negotiate the terms of the Sale.

         Conflicts of Interest. In evaluating the proposed Sale, Limited Partners should consider that Casden is both the sponsor of the REIT and an affiliate of the General Partners. If the REIT is successfully formed and capitalized, the current owners of Casden are likely to realize a substantial increase in the value and liquidity of their investment

656661.11
                                                       -18-
in Casden Properties. The terms of the Sale have been determined on behalf of the Partnership by officers and directors of Casden who will directly benefit from the Sale. Certain current directors and officers of Casden are expected to become directors and officers of the REIT, although it is anticipated that a majority of the REIT's board will be comprised of independent directors. Unlike Casden, the Limited Partners will not have the right to participate in the REIT. It is anticipated that approximately 51% of the equity securities of the REIT will be held by Casden and its affiliates following the Private Placement, based on the terms of the Private Placement as currently contemplated.

         Tax Consequences. The Sale will have a tax impact on Limited Partners, producing a long-term capital gain of approximately $8,697 per Unit. It is not anticipated that the Sale will produce ordinary income due to depreciation recapture.

         Long-term capital gains are taxed at a lower rate than ordinary income. The maximum federal tax rate on long-term capital gains is 20% for assets held more than 18 months and 25% on long-term capital gain attributable to depreciation recapture. The maximum federal tax rate on ordinary income is 39.6%. The disparity in the tax rates could be beneficial to Limited Partners with suspended passive losses attributable to the Partnership because they will be able to deduct such suspended losses against their ordinary income on disposition of the Real Estate Interests. Limited Partners who have been unable to use the passive losses generated by the Partnership on a current basis except as permitted by statutory phase-in rules would have approximately $5,062 per Unit in suspended losses available to deduct against any of their income. For such Limited Partners, the Sale should result in a net cash distribution of $436 per Unit, after deduction of federal and state income taxes of $351 per Unit, assuming federal tax rates of 39.6% on ordinary income and 25% on long-term capital attributable to depreciation recapture and 20% on any remaining long-term capital gain on assets held more than 18 months (and an effective 5% state tax). For Limited Partners who have been able to use all of the passive losses generated by the Partnership on a current basis, the Sale should result in a federal income tax cost of approximately $2,609 per Unit for $1822 per unit in excess of cash distributions. In addition, Limited Partners who have available all of the suspended passive losses generated by the Partnership, but whose ordinary income is not taxed at the 39.6% marginal rate may incur a federal and state income tax cost in excess of the cash distribution made in connection with the Sale.

         For certain tax-exempt Limited Partners, a portion of the taxable gain noted above will constitute unrelated business taxable income ("UBTI"). However, assuming a tax-exempt Limited Partner has not recognized the benefit of the passive losses previously allocated to it, it is expected that very little, if any, of the gain noted above will be subject to tax. THE SPECIFIC TAX IMPACT OF THE SALE ON LIMITED PARTNERS SHOULD BE DETERMINED BY LIMITED PARTNERS IN CONSULTATION WITH THEIR TAX ADVISORS.

         No Appraisals; Limits on Fairness Opinion. Although the General Partners have obtained the Fairness Opinion, the General Partners have not obtained independent appraisals of the Properties to determine their value. In addition, while the Fairness Opinion address the fairness of the valuation ascribed to the Properties in connection with determining the Purchase Price, it does not address adjustments to the valuation to arrive at the distributions to the Limited Partners that will result from the Sale, including the allocation of such Purchase Price between the Limited Partners and the general partners of the Local Partnerships, which affects the amount of the consideration to be paid to the Limited Partners. See "THE SALE - Fairness Opinion."

         No Dissenter's Rights. Under the Partnership's Limited Partnership Agreement and California law, Limited Partners do not have dissenters' rights of appraisal.

         Conditions to Sale. The Sale is subject to certain conditions in addition to approval of the Sale by the Limited Partners, including consummation of the Private Placement. Accordingly, even if the Sale is approved by the Limited Partners and a purchase and sale agreement is entered into, the consummation of the Sale could be

656661.11
                                                       -19-
delayed for a significant period of time and it is possible that the Sale may not be consummated. The execution of a purchase and sale agreement with respect to the Sale could delay the time some or all of the Properties could be sold if the Sale is not consummated.

         Uncertainty of Local General Partner Buyouts. The General Partners are currently in the process of structuring a buyout of the interests in the Local Partnerships held by certain of the general partners of the Local Partnerships that are unaffiliated with Casden. Such buyouts are being negotiated on an arms-length basis. The REIT expects to pay the general partners of the Local Partnerships an aggregate of approximately $6,450,000 for their interests in, and rights to manage, the Local Partnerships. There can be no assurance that the General Partners will be able to successfully complete buyouts from all of the unaffiliated general partners on acceptable terms. To the extent that the General Partners are unable to complete all such buyouts, the Local general partners who remain in place could prohibit the sale of the Properties owned by their respective Local Partnerships, and interests in such Properties would not be transferred in the Sale. There could be an adverse impact on the operating results of the Partnership. In addition, the winding up of the Partnership's business could be delayed, perhaps indefinitely. The make-up of the Partnership after the Sale if less than all of the general partners of the Local Partnerships consent to the Sale cannot be determined at this time.

         Amendments to Partnership Agreement. Approval of the Sale shall be deemed to include certain amendments to the Partnership Agreement. For example, the Partnership Agreement prohibits the Partnership from selling any Property or any interest in a Property if the cash proceeds from such sale would be less than the state and federal taxes applicable to such sale, calculated using the maximum tax rates then in effect. The General Partners are seeking an amendment that modifies such prohibition to allow the Partnership to assume, for purposes of calculating taxes in connection with a sale of Properties, that all of the suspended passive losses from the Partnership are available to Limited Partners to offset ordinary income taxed at the 39.6% federal marginal rate. By approving such amendment, the Limited Partners are relinquishing a potential benefit conferred by the terms of the Partnership Agreement. However, the General Partners believe that it would not be possible to find a buyer willing to purchase the Properties under the conditions currently specified in the Partnership Agreement, because compliance with such conditions would result in a purchase price for the Properties substantially higher than their fair market value.

Fairness Opinion

         Stanger, an independent investment banking firm, was engaged by the Partnership to conduct an analysis and to render an opinion as to whether the valuation ascribed to the Properties in connection with determining the Purchase Price to be paid to the Partnership for the Real Estate Interests in the Sale is fair, from a financial point of view, to the Limited Partners. Stanger has advised the General Partners that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the valuation ascribed to the Properties in connection with determining the Purchase Price to be paid to the Partnership for the Real Estate Interests in the proposed Sale is fair, from a financial point of view, to the Limited Partners. The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Exhibit A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

         Except for certain assumptions described more fully below which the Partnership advised Stanger that it would be reasonable to make, the Partnership imposed no conditions or limitations on the scope of Stanger's investigation or the methods and procedures to be followed in rendering the Fairness Opinion. The Partnership has agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.


656661.11
                                                       -20-

         Experience. Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over 70 companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

         Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

      Summary of Materials Considered. In the course of Stanger's analysis to render its opinion, Stanger reviewed: (i) a draft of this Consent Solicitation Statement related to the Sale in substantially the form which will be distributed to Limited Partners; (ii) the Partnership's annual reports on Form 10-K for the fiscal years ending December 31, 1995 and 1996 and the Partnership's quarterly report on Form 10-Q for the period ended September 30, 1997, which reports the Partnership's management has indicated to be the most current available financial statements; (iii) descriptive information concerning the Properties provided by management, including location, number of units and unit mix, age, and amenities; (iv) summary historical operating statements for the Properties for 1995, 1996 and the nine months ending September 30, 1997; (v) operating budgets for the Properties for 1997 and forecasts for 1998 for each Property, as prepared by the General Partners; (vi) information prepared by management relating to the debt and the HAP Contracts encumbering the Properties; (vii) information regarding market rental rates and conditions for apartment properties in the general market area of the Properties and other information relating to acquisition criteria for apartment properties; and
(viii) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

         In addition, Stanger discussed with management of the Partnership and the General Partners the market conditions for apartment properties, conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership, historical, current and projected operations and performance of the Properties, the physical condition of the Properties including any deferred maintenance, and other factors influencing value of the Properties. Stanger also performed a site inspection of the Properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of Properties similar to the Properties.

         Summary of Reviews. The following is a summary of certain reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Consent Solicitation Statement is qualified in its entirety by reference to the full text of such opinion.

         In preparing its Fairness Opinion, Stanger performed site inspections of the Properties during December, 1997 and January, 1998. In the course of the site visits, the physical facilities of the Properties were observed, current rental and occupancy information for the Properties were obtained, current local market conditions were reviewed, a sample of similar properties were identified, and local property management personnel were interviewed concerning the Properties and local market conditions. Stanger also reviewed and relied upon information provided by the Partnership and the General Partners, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial

656661.11
                                                       -21-
information; property descriptive information including unit mix and rentable square footage; and information relating to any required capital expenditures and any deferred maintenance.

         Stanger also reviewed historical operating statements for the Properties for 1995, 1996 and the nine months ending September 30, 1997, the operating budget for 1997 and operating forecasts for 1998 for each Property, as prepared by the General Partners and discussed with management the current and anticipated operating results of the Properties.

         In addition, Stanger interviewed management personnel of the Partnership. Such interviews included discussions of conditions in the local market, economic and development trends affecting the Properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of the Properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt and the HAP Contracts encumbering the Properties, and expectations of management regarding the impact of various regulatory factors and proposed changes on the operating results of the Properties.

         Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by the Partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

         Conclusions. Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the valuation ascribed to the Properties in connection with determining the Purchase Price to be paid to the Partnership for the Real Estate Interests is fair to the Limited Partners from a financial point of view.

         Assumptions, Limitations and Qualifications. In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Consent Solicitation Statement or that were provided, made available, or otherwise communicated to Stanger by the Partnership, the General Partners and/or their affiliates, the Company, the Local Partnerships or the management of the Properties. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. Stanger relied upon the representations of the General Partners and their affiliates, the Local
Partnerships and the management of the Properties concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure requirements, and the terms and conditions of any debt and the HAP Contracts encumbering the Properties. Stanger also relied upon the assurance of the Partnership, Casden, the General Partners and their affiliates, the Local Partnerships, and the management of the Properties that any financial statements, projections, budgets, capital expenditure estimates, mortgage debt and HAP Contract information, value estimates and other information contained in this Consent Solicitation Statement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience and reflect the best currently available estimates and good faith judgments; that all distributions under HAP Contracts with dividend limitations; allowable cumulatively since the time of the partnership's investments in each Local Partnership have been paid in full to the Partnership; that no material changes have occurred in the value of the Properties or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that the Partnership, Casden, the General Partners and their affiliates, the Local Partnerships and the management of the Properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading in any material respect; that the highest and best use of the Properties is as improved; and that all calculations and projections were made in accordance with the terms of the regulatory agreements.


656661.11
                                                       -22-

         Stanger was not requested to, and therefore did not: (i) select the method of determining the valuation ascribed to the Properties in connection with determining the Purchase Price in the Sale; (iii) make any recommendation to the Partnership or its partners with respect to whether to approve or reject the proposed Sale; or (iv) express any opinion as to (a) the tax consequences of the proposed Sale to the Limited Partners, (b) the terms of the Partnership Agreement or proposed Amendments to the Partnership Agreement, or the terms of any agreements or contracts between the Partnership and any affiliates of the General Partners, (c) the General Partners' business decision to effect the proposed Sale, (d) any adjustments made to the values ascribed to the Properties to determine the Purchase Price of the Real Estate Interests and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the General Partners' estimate of the value of current and projected net working capital balances and cash and reserve accounts (including debt service and mortgage escrow amounts, operating and replacement reserves, and surplus cash reserve amounts and additions) and the income therefrom of the Partnership or the Local Partnerships, the General Partners determination that no value should be ascribed to any cash flow from the Properties in excess of certain limitations on dividends to the Partnership, amounts ascribed to certain general partner and/or management interests in the Local Partnerships and other expenses and fees associated with the Sale, or (e) alternatives to the proposed Sale.

         Stanger is not expressing any opinion as to the fairness of any terms of the proposed Sale other than the valuation ascribed to the Properties in connection with determining the Purchase Price of the Real Estate Interests paid to the Partnership. Stanger's opinion is based on business, economic, real estate market, and other conditions as of the date of its analysis and addresses the proposed Sale in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed Sale of the Real Estate Interests to the REIT could affect the Properties or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

         In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the analysis set forth in Exhibit A.

         Compensation and Material Relationships. Stanger has been retained by the General Partners and their affiliates to provide fairness opinions to the Partnership and the other Casden Partnerships included in the REIT Transaction. Stanger will be paid an aggregate fee of up to approximately $490,000, plus $4,100 per property by the Casden Partnerships, a portion of which is payable upon consummation of the REIT Transaction. The portion of the fee allocable to the Partnership is $30,000, plus $4,100 per Property. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making site visits and preparing the Fairness Opinion, subject to an aggregate maximum of up to approximately $1,000, plus $600 per Property, and is entitled to indemnification against certain liabilities, including certain liabilities under federal securities laws.

Alternatives to the Sale

         The following is a brief discussion of alternatives to the Sale considered by the General Partners and the possible benefits and disadvantages of such alternatives:

         Continuation of the Partnership. One alternative considered by the General Partners was the continuation of the Partnership in accordance with its existing business plan and its Partnership Agreement. The Partnership is not currently realizing any cash flow that is available for distribution to the Limited Partners and does not anticipate realizing sufficient cash flow in the future to enable it to make distributions to Limited Partners. Limited Partners will realize an aggregate of approximately $830,000 in current passive activity rental losses for 1997. Depreciation deductions that are primarily responsible for generating losses realized by the Limited Partners should continue to

656661.11
                                                       -23-
decline until the end of the depreciable lives of the Properties, when taxable income to Limited Partners will exceed cash distributions. In addition, if the Partnership continues to own the Properties, it will eventually have to sell the Properties and such sales could have the disadvantages of individual sales and lose the benefits of the current opportune time to sell the Properties. Because there is no active trading market for the Units, Limited Partners may not be able to liquidate their investment in the Units while the Partnership remains in existence.

         Marketing the Properties for Sale to Third Parties. The General Partners also considered marketing the Properties to third parties. However, the General Partners do not believe that such alternative would be in the best interests of the Limited Partners, because the General Partners believe that such a sale would not result in a purchase price for the Properties as high as the Purchase Price offered in connection with the Sale. In light of the limited cash flow currently generated by the Properties and the potentially adverse consequences of the recent changes in the laws and policies applicable to HAP Contracts, the General Partners do not believe that an attractive market for the Properties currently exists. The General Partners believe it would be difficult to find a buyer for the Properties as a group, and that selling the Properties on a Property-by-Property basis would involve an extensive negotiating process over an extended period of time. During the continuation of such process, the Partnership would continue to be responsible for all costs relating to the Properties and there would likely be higher transaction costs, such as brokers' fees and attorneys' fees, relating to sale of the Properties if they were sold individually.

         Rollup. The General Partners considered combining the Casden Partnerships into a new corporation that would qualify as a REIT entity. As a result of such a transaction, the Limited Partners would have received shares of stock in the REIT (or partnership interests convertible into REIT shares), which would have been listed on a national stock exchange. Such a transaction would be expected to (a) provide investors in the new entity with the opportunity to liquidate their investment through the sale of the shares received in the transaction, (b) permit distribution to investors of a simpler federal income tax Form 1099-DIV (rather than Schedule K-1), and (c) provide investors with the potential for receiving securities with a greater value than the proceeds they will receive as a result of the Sale. Furthermore, such an entity would provide increased asset diversification and, due to its size, improved access to capital markets.

         The General Partners believe, however, that such a transaction would have significant disadvantages. As a result of new legislation and regulations, they believe that obtaining necessary regulatory approvals for a rollup would be very difficult, expensive and time-consuming. The General Partners were not confident that a rollup transaction could be completed within a reasonably practical time period. Furthermore, the General Partners believe that there could be significant selling pressure on the securities issued in connection with a rollup and that such selling pressure might cause the price of the stock of the rollup entity to decline following completion of the rollup transaction.

         Another disadvantage of a rollup transaction is that the transaction would cause the Limited Partners to incur a tax on the gain reflected in the value of the stock of the new entity. The General Partners determined that Limited Partners would not be able to defer taxation through the use of an UPREIT structure due to difficulties likely to be experienced in obtaining approval from various states for the distribution of operating partnership interests. Unless a Limited Partner sold all or a portion of the securities received in the transaction, such Limited Partner would have no additional cash with which to pay the taxes which would result from the completion of a rollup transaction. The need for cash to pay the taxes on the transaction could cause downward pressure on the price of the stock. In addition, a Limited Partner would incur brokerage commissions on the sale of any securities received in a rollup transaction, thereby reducing the net proceeds received in the transaction.

         Reorganization into a REIT. The General Partners considered the advisability of reorganizing the Partnership as a corporation treated as a real estate investment trust. If approved, such a transaction would have provided some advantages to the Limited Partners. Such a reorganization would be expected to (a) provide investors

656661.11
                                                       -24-
in the reorganized entity with liquidity, (b) permit distribution to investors of a simpler federal income tax form 1099- DIV (compared to Schedule K-1), and
(c) potentially be formed tax free to the Limited Partners. The General Partners were advised that the reorganization of the Partnership into a REIT has a number of significant disadvantages. For example, the small size of the reorganized Partnership, the lack of diversification, the degree of debt relative to equity, and the absence of internalized, integrated management would result in limited markets for the shares of the newly formed real estate investment trust. As a result, the General Partners were advised that it would be unlikely that the real estate investment trust shares would perform well in the market. In addition, the General Partners believe that the size of the resulting real estate investment trust would not enable it to access the capital markets on an advantageous basis.

Recommendation of the General Partners; Fairness

         The recommendation of the General Partners in favor of the Sale is based upon their belief that the Sale is fair to the Limited Partners for, among others, the following reasons: (a) their belief that the terms and conditions of the Sale, including the Purchase Price, are fair to the Limited Partners of the Partnership; (b) their belief that the alternatives available to the Partnership are not as attractive to the Limited Partners as the Sale; (c) their belief that now may be an opportune time for the Partnership to sell the Properties, given current conditions in the real estate and capital markets; and (d) their belief that the Purchase Price represents a higher amount than a third party would offer the Partnership for the Properties.

         The General Partners have not obtained real estate appraisals to establish the fair market value of the Properties, but, based upon their significant real estate experience, they believe that the valuation ascribed to the Properties in connection with determining the Purchase Price is not less than the fair market value of the Properties. In addition, Stanger has opined that the "Aggregate Property Valuation" (as defined below) used in determining the Purchase Price for the Real Estate Interests is fair to the Limited Partners from a financial point of view.

         The Purchase Price was determined by the General Partners. The General Partners valued the Real Estate Interests using the following methodology. For Local Partnerships with HAP Contracts with expiration dates more than ten years in the future or no HAP Contracts, the General Partners determined the value by taking the aggregate net operating income before interest expense and management fees (as adjusted for dividend restrictions with respect to properties subject to dividend restrictions) for such Local Partnership for 1996, less capital expenditures, and applied a capitalization rate of 11%. For Local Partnerships with HAP Contracts with expiration dates seven to ten years in the future, the General Partners followed the same procedure, but applied a capitalization rate of 12%. For Local Partnerships with HAP Contracts expiring in less than seven years, the General Partners calculated such Local Partnership's distributions for 1996 (or in certain cases used a three year average where the General Partners did not believe that the 1996 distributions were representative), added the management fees payable to the general partner of such Local Partnership for 1996, assumed that these distributions would be received for the balance of the term of the HAP Contracts and discounted these future distributions at a discount rate of 10%. In selecting the capitalization rates, the General Partners took into account the likelihood that cash flow would be significantly reduced after expiration of the current HAP Contracts and used a higher capitalization rate if the HAP Contracts expired earlier. With respect to the Local Partnerships with HAP Contracts expiring in less than seven years, the General Partners assumed that the residual value of the Properties would be minimal upon expiration of the respective HAP Contracts, due to the uncertainties as to future cash flow following the expiration of the term of the HAP Contracts.

         Based on such determination, the General Partners determined that the Properties owned by the Local Partnerships had an aggregate value of $57,295,877 (the "Aggregate Property Valuation"). The General Partners subtracted from the Aggregate Property Valuation the aggregate estimated purchase price to be paid to the general partners of the Local Partnerships to buy out their general partnership interests in the Local Partnerships and their

656661.11
                                                       -25-
         right to future management fees of $6,448,190 and the outstanding mortgage indebtedness and soft indebtedness of the Local Partnerships of $52,217,882. However, in no event was the valuation of any of the Real Estate Interests with respect to any of the Local Partnership reduced below zero. The cost to buy out the general partners of the Local Partnerships is based on arms-length negotiations between the General Partners and the general partners of the Local Partnerships. However, while the costs of such buyout will be paid by the REIT and the buy out will benefit the REIT, such costs are being indirectly borne by the Limited Partners to the extent that it reduces the valuation of the Real Estate Interests. These calculations resulted in distributable cash out of the proceeds of the Sale of $1,571,673.

         The General Partners believe that the method used to determine the Purchase Price was reasonable in light of the fact that the Partnership does not own the Properties directly and that any sale of the Properties is subject to the approval of the general partners of the Local Partnerships. In addition, as a result of the recent changes in law and policy relating to HAP Contracts, and the risks relating to the restructuring of the FHA-insured mortgage loans under MAHRAA, the General Partners believe that there is a great deal of uncertainty as to the market for the Properties. Accordingly, the General Partners believe that the Purchase Price and is fair and reasonable and exceeds the price that the Partnership is likely to receive if the Real Estate Interests were to be sold to a third party or parties. It should be noted that, for purposes of calculating the value of the Real Estate Interests, the General Partners assumed, based on their belief, that the residual values of the Properties upon expiration of the respective HAP Contracts applicable to such Properties will be minimal. The General Partners made the same assumption when determining the capitalization rates used in their valuation calculations. Different assumptions would likely have resulted in different valuations for the Real Estate Interests.

         In determining the valuation of the Real Estate Interests, no adjustment was made for the amount by which the value of assets other than the Properties exceeded liabilities other than mortgage indebtedness because the General Partners do not believe that these are material (other than the Reserve Accounts referred to below). In addition, pursuant to certain state housing finance statutes and regulations, certain of the Local Partnerships are subject to limitations on the distributions of dividends to the Partnership. Such statutes and regulations require such Local Partnerships to hold cash flows in excess of such dividend limitations in Reserve Accounts that may be used only for limited purposes. The Purchase Price was calculated without attributing value to the Reserve Accounts. The General Partners believe that state regulatory considerations limiting the availability of the Reserve Accounts to the Partnership have the effect of substantially reducing or eliminating entirely any value attributable to such Reserve Accounts. Nonetheless, the REIT may be able to realize a benefit in the future by obtaining a reduction in the amount required to be held in the Reserve Accounts.

         The General Partners relied on the following qualitative factors in determining that the Sale is fair to the Limited Partners:

         o The Properties do not currently produce significant cash flow and the Partnership has not made distributions to date. The
              Partnership's investment in the Properties was initially structured primarily to obtain benefits from tax credits and depreciation, and not to provide cash distributions.

         o As a result of recent changes in law and policies, HUD will no longer renew HAP Contracts at current rental levels and instead will renew HAP Contracts at market rental rates. These changes are expected to reduce the cash flow generated by the Properties upon expiration of the HAP Contracts and, in the absence of a restructuring of the FHA-insured mortgage loans under MAHRAA, are not expected to produce sufficient cash flow to pay debt service. While MAHRAA provides for restructuring of the FHA-insured mortgage loans, the terms of such restructurings are uncertain and the General Partners believe that the cash flows from the

656661.11
                                                       -26-

              Properties are likely to be reduced following the reductions under the HAP Contracts, even assuming successful restructuring of the FHA-insured mortgage loans under MAHRAA. In addition, there are significant uncertainties as to the tax effect of the restructuring under MAHRAA, which could result in forgiveness of indebtedness income or original issue discount, increasing the phantom income to limited partners from the Partnership.

         o Due to the Partnership's limited current cash flow and the uncertainties created by MAHRAA, the General Partners do not believe that the Properties could be sold to a third party on comparable terms to the proposed Sale, either individually or as a group.

         The REIT has offered to purchase the Real Estate Interests because the acquisition of such interests is an important component in the formation of the REIT and such acquisition may assist the REIT in carrying out its strategy of acquiring the FHA-insured mortgage loans encumbering the Properties and generating cash flow in connection with such loans.

         Set forth below are estimates of the value of the Units based on secondary market prices. It should be noted that the estimated values are based on certain assumptions, including selling costs and other expenses, costs, offsets and contingencies attributable to the sale of assets and liquidation of the Partnership, and such estimates may not be a reliable basis for valuing the Units. While the General Partners believe they have a reasonable basis for the assumptions made, it is unlikely that all of the assumptions employed by the General Partners will prove to be accurate in all material respects. Such assumptions were selected to simplify the analysis and may not approximate the actual experience of the Partnership. The estimated values of the Units would have been different if the General Partners had made different assumptions. The original cost per Unit was $5,000.

         The following table sets forth certain measures of value and permits a comparison of these measures against the amount each Limited Partner would receive from the Sale and subsequent liquidation of the Partnership:



                               Secondary Market Prices(2)
                        -----------------------------------------

     Amount to be
     Received from
       Sale and
    Liquidation(1)              High                 Low
---------------------   -----------------    --------------------
        $787.00                $250.00             $132.50


---------------------

(1) This amount is an estimate of the total amount expected to be distributed per Unit to Limited Partners as a result of the liquidation of the Partnership after the Sale. This amount includes the proceeds of the Sale plus cash available for distribution. This amount will be distributed in one or a series of distributions.

(2) Based on the high and low value of secondary market trades during the twelve months ending December 31, 1997 as compiled by NAPICO. NAPICO has advised that its methodology for compiling trade prices is as follows: trade price information reflects per Unit transaction prices for trades involving the purchase of Units by third-party investors during the applicable period. Firms supplying trade price data are instructed to provide information only on those transactions whereby third-party investors acquired Units from or through such firms. Due to commission and mark-ups, sellers of Units typically receive less than the amounts paid for Units by buyers as set forth in the table.


656661.11
                                                       -27-

         The Limited Partners, in reviewing these measures of value, should carefully review the procedures that have been followed in computing these measures and, in particular, should recognize the limitations of these measures as indicators of the fair market value of the Units or of the assets of the Partnerships, as the case may be.

         Secondary and Market Prices for Units. The information in the table above under the heading "Secondary Market Trades" shows the highest and lowest secondary market prices for the Units as reported to NAPICO by certain secondary market firms involved in sales of the Units over the twelve-month period ended December 31, 1997. When gathering such data, NAPICO requests that the recorded prices per Unit include any mark-ups for Units sold by the firms acting as principals in the secondary market transactions and include any commissions charged by them for facilitating the transactions, unless the firms acted as retail brokers.

         No established market for the Units was ever expected to develop and the secondary market transactions for the Units have been limited and sporadic. It is not known to what extent the transactions in the secondary market are between buyers and willing sellers, each having access to relevant information regarding the financial affairs of the Partnerships, expected value of their assets, and their prospects for the future. Many transactions in the secondary market are believed to be distressed sales where sellers are highly motivated to dispose of the Units and willing to accept substantial discounts from what might otherwise be regarded as the fair value of the interest being sold, to facilitate the sales. Secondary market prices generally do not reflect the current market of the Partnerships' assets, nor are they indicative of total return, since prior cash distributions and tax benefits received by the original investor are not reflected in the price. Nonetheless, notwithstanding these qualifications, the secondary market prices, to the extent that the reported data are reliable, are indicative of the prices at which the Units trade in the illiquid secondary markets.

         The General Partners did not give any specific weight to any one of the foregoing factors but viewed them in the aggregate in supporting their fairness determination. The General Partners recommend that the Sale be approved by the Limited Partners. Limited Partners should note, however, that the General Partners' recommendation is subject to inherent conflicts of interest. See "CONFLICTS OF INTEREST."

         Other Measures of Value. The General Partners have not calculated a going concern value or a liquidation value of the Units. Due to the anticipated reduction in HAP payments at the expiration of HAP Contracts, as described above, and the uncertainties relating to the impact in cash flow of the restructuring of the FHA-insured mortgage loans, the Company does not believe there is a sufficient basis to estimate future cash flow from the Properties and calculate going concern value. Similarly, due to the limited cash flow from the Properties and the potential impact of the anticipated reductions in payments under HAP Contracts, and the absence of future tax benefits from the Properties, the Company does not believe that there is a sufficient market for estimating the fair market value of the Properties. The General Partners have not calculated an estimate of the liquidation value of the Units assuming that the Partnership's Properties were sold at their book value. The net book value of the Properties (i.e. book value less mortgage indebtedness) is less than zero, which is common with real estate that has been held for an extended period. The book value of the real estate assets is based upon the original cost of those assets, increased for capital expenditures and reduced for accumulated depreciation, computed in accordance with generally accepted accounting principles.


IV.  AMENDMENTS TO THE PARTNERSHIP AGREEMENT

         Certain Amendments to the Partnership Agreement are necessary in connection with the consummation of the Sale. The Partnership Agreement currently prohibits a sale of any of the Properties to the General Partners or

656661.11
                                                       -28-
their affiliates. Accordingly, consent of the Limited Partners is being sought for an amendment to the Partnership Agreement that eliminates such prohibition.

         The Partnership Agreement also requires that any agreement entered into between the Partnership and the General Partners or any affiliate of the General Partners shall provide that it may be canceled at any time by the Partnership without penalty upon 60 days' prior written notice. It is the position of the General Partners that the Termination Provision does not apply to the Sale; nevertheless, the General Partners are seeking approval of the Limited Partners to an amendment to the Partnership Agreement that eliminates the Termination Provision in connection with the Sale and any future disposition of the Properties.

         The Partnership Agreement also prohibits the Partnership from selling any Property or any interest in a Property if the cash proceeds from such sale would be less than the state and federal taxes applicable to such sale, calculated using the maximum tax rates then in effect (the "Tax Requirement"). The General Partners are seeking the approval of the Limited Partners to an amendment to the Partnership Agreement that modifies the Tax Requirement so as to allow the Partnership to calculate the net tax liability from a sale of a Property or Properties by subtracting from the tax payable on the gain from such sale the tax benefit resulting from the ability to deduct the Partnership's suspended passive losses against ordinary income, assuming that the Limited Partner has sufficient ordinary income that would otherwise have been taxed at the 39.6% marginal tax rate for federal income tax purposes to fully utilize such losses at such rate, and assuming a state income tax rate of 5%.

         By approving such amendment, the Limited Partners are relinquishing a potential benefit conferred by the terms of the Partnership Agreement. However, the General Partners believe that it would not be possible to find a buyer willing to purchase the Properties under the conditions currently specified in the Partnership Agreement, because compliance with such conditions would result in a purchase price for the Properties substantially higher than their fair market value.

         The consent of Limited Partners holding a majority of outstanding Units is required in order to amend the Partnership Agreement.

V.  CONFLICTS OF INTEREST

General

         Due to the key role of affiliates of the General Partners in the organization of the REIT, and the relationships among the General Partners, the Casden Partnerships, Casden and Casden's directors and officers, the General Partners have certain conflicts of interest in recommending the Sale to the Limited Partners. Some important conflicts are:

         1. The terms of the Sale were established by the REIT and the General Partners, which are related parties. Accordingly, the terms and conditions of the proposed Sale were not determined through arms-length negotiations. There can be no assurance that arms-length negotiations would not have resulted in terms more favorable to the Limited Partners.

         2. Although the General Partners are accountable to the Partnership and the Limited Partners as fiduciaries and are obligated to exercise good faith and fair dealing toward other members of the Partnership, and although Stanger provided an independent opinion with respect to the fairness of the valuation ascribed to the Properties in connection with determing the Purchase Price, from a financial point of view, no independent financial or legal was engaged to determine the Purchase Price or to represent the interests of the Limited Partners. There can be no assurance that the involvement of financial or legal advisors, or other third

656661.11
                                                       -29-
parties, on behalf of the Limited Partners would not have resulted in a higher Purchase Price or terms more favorable to the Limited Partners.

         3. If the REIT Transaction is consummated, affiliates of the General Partners will receive substantial interests in the REIT in exchange for the contribution of real property assets and the property management operations of Casden, including direct or indirect interests in the General Partners. The General Partners anticipate that they will receive significant economic benefits as a result of receiving interests in the REIT. Such interests in the REIT are likely to enjoy greater liquidity than the General Partners' current interests in the Partnership if the REIT successfully completes an initial public offering following its initial formation as a private REIT. Unlike Casden, the Limited Partners will not have the right to participate in the REIT. It is anticipated that approximately 51% of the equity securities of the REIT will be held by Casden and its affiliates following the Private Placement, based on the terms of the Private Placement as currently contemplated. The implied value of the REIT's securities (based on the pricing of the REIT's securities in the Private Placement and in contemplated subsequent public offerings, if consummated) that will be attributed to the other assets being contributed to the REIT may exceed the Purchase Price paid by the REIT for such interest in the Properties because of (i) the combination of real estate assets and businesses and the resultant opportunities for enhanced access to equity capital and financing alternatives that are likely to be available to the REIT; (ii) the expected liquidity of the REIT's capital stock; (iii) the current favorable public market valuation of real estate investment trusts; (iv) the inclusion of certain real estate business and management companies owned by affiliates of Casden in the REIT; and
(v) the greater asset diversification of the REIT, and other factors. Such realization of excess value is dependent on economic, interest rate and real estate market trends, as well as market conditions at the time of the formation of the REIT and the Private Placement (and subsequent public offering) of its securities and, if realized, will likely provide affiliates of the General Partners with significant economic benefits.

         4. It is anticipated that the return from the interests in the REIT to be received by the General Partners and their affiliates in connection with the REIT Transaction will exceed the return such persons currently receive from the real estate assets such persons will contribute or sell to the REIT.

         5. Substantially all of the officers and employees of Casden and its affiliates will be employed as officers and employees of the REIT. For their services as officers, directors or employees of the REIT, such persons will be paid a salary and may be eligible to participate in the REIT's bonus plan, option plan and other employee benefit plans. In addition, through the REIT Transaction, the REIT will ensure continuity of the business established by the General Partners and their affiliates. The Properties, if acquired by the REIT will continue to be managed by the REIT's officers and employees for as long as the REIT continues to own the Properties. In addition, unlike the Partnership, the REIT will have the ability to reinvest proceeds from any future sale of the Properties. The REIT will therefore afford ongoing employment opportunities for those persons currently employed to assist with the administration and day-to-day operations of the Properties and the REIT.

         6. The General Partners are currently in the process of structuring a buyout of the interests in the Local Partnerships held by the general partners of the Local Partnerships. There can be no assurance that the General Partners will be able to successfully complete the buyouts from such unaffiliated general partners on acceptable terms. To the extent that the ultimate cost of such buyouts exceeds the General Partners' current estimates of such cost, the distributions to Limited Partners resulting from the Sale will be reduced.

Fiduciary Responsibility

         The General Partners are accountable to the Partnership and the Limited Partners as fiduciaries and consequently are obligated to exercise good faith and fair dealing toward other members of the Partnership. The Partnership Agreement provides that the General Partners and their officers, directors, employees, agents, affiliates,

656661.11
                                                       -30-
subsidiaries and assigns are entitled to be indemnified for any claim, loss, expense, liability, action or damage resulting from any act or omission performed or omitted by them pursuant to the Partnership Agreement, but the General Partners are not entitled to be indemnified or held harmless for any act or omission constituting fraud, negligence, breach of fiduciary duty or willful misconduct. In addition, pursuant to the Partnership Agreement, the General Partners have no liability or obligation to the other partners or the Partnership for any decision made or action taken in connection with the discharge of their duties under the Partnership Agreement, if such decision or action was made or taken in good faith.

         If a claim is made against the General Partners in connection with their actions on behalf of the Partnership with respect to the Sale, the General Partners expect that they will seek to be indemnified by the Partnership with respect to such claim. Any expenses (including legal fees) incurred by the General Partners in defending such claim shall be advanced by the Partnership prior to the final disposition of such claim, subject to the receipt by the
Partnership of an undertaking by the General Partners to repay any amounts advanced if it is determined that the General Partners' actions constituted fraud, bad faith, gross negligence, or failure to comply with any representation, condition or agreement contained in the Partnership Agreement. As a result of these indemnification rights, a Limited Partner's remedy with respect to claims against the General Partners relating to the General Partners' involvement in the sale of the Partnership's interest in the Properties to the REIT could be more limited than the remedy which would have been available absent the existence of these rights in the Partnership Agreement. A successful claim for indemnification, including the expenses of defending a claim made, would reduce the Partnership's assets by the amount paid.


VI.  SELECTED FINANCIAL INFORMATION

         The following table sets forth selected historical financial and operating data of the Partnership for the nine months ended September 30, 1997 and September 30, 1996 and the fiscal years ended December 31, 1996, 1995, 1994, 1993 and 1992.

         The selected historical financial and operating data of the Partnership for the nine months ended September 30, 1997 and September 30, 1996 are derived from unaudited consolidated financial statements of the Partnership which, in the opinion of the General Partners, include all adjustments (consisting only of normal recurring items unless otherwise disclosed) necessary for a fair presentation of the Partnership's financial position and results of operations. The results set forth for the nine months ended September 30, 1997 and September 30, 1996 are not necessarily indicative of results to be expected for a full year.


656661.11
                                                       -31-

         The following information should be read in conjunction with the Partnership's Annual Report on Form 10- K and its Quarterly Report on Form 10-Q attached hereto as Annexes B and C, respectively.




                                                                    Year Ended December 31,
                                    ---------------------------------------------------------------------------------------
                                          1996             1995              1994         1993              1992
                                          ----             ----              ----         ----              ----



Loss From Operations...............   $    (287,542)   $  (287,216)    $  (305,798)   $  (336,239)   $  (289,477)

Distributions From Limited
Partnerships Recognized as Income..         215,140        221,276         218,651        245,331        220,731

Equity in Income of Limited
Partnerships and amortization of
acquisition costs..................         371,644        455,651         393,230        262,614        252,969

Net Income.........................   $     299,242   $    389,711    $    306,083   $    171,706        184,223

Net Income allocated to Limited
Partners...........................   $     296,249   $    385,814    $    303,022   $    169,989   $    182,381

Net Income per Limited Partnership
Interest...........................   $          38   $         50    $         39   $         22   $         23

Total assets.......................   $   3,259,178   $  2,979,971    $  2,592,397   $  2,255,550   $  2,091,002

Investments in Limited Partnerships   $   1,305,672   $  1,103,818    $    884,383   $    659,376   $    653,364








                                                         Nine Months Ended

                                                            September 30
                                    ---------------------------------------
                                                  1997             1996
                                                  ----             ----



Loss From Operations...............    $     (278,003)  $      (211,381)

Distributions From Limited
Partnerships Recognized as Income..           404,783           197,297

Equity in Income of Limited
Partnerships and amortization of
acquisition costs..................           291,000           375,000

Net Income.........................   $       417,780  $        360,916

Net Income allocated to Limited
Partners...........................   $       413,107  $        357,306

Net Income per Limited Partnership
Interest...........................   $           .54  $            .46

Total assets.......................   $     3,707,273  $      3,311,448

Investments in Limited Partnerships   $     1,475,659  $      1,339,185



VII.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of certain material tax consequences relating to the proposed Sale and the distribution of approximately $787 per Unit. However, each Limited Partner is urged to consult his, her or its own tax advisor for a more detailed explanation of the specific tax consequences to such Limited Partner from the Sale.

         Upon consummation of the Sale, and subject to the passive activity rules described below, each Limited Partner will recognize his, her or its share of the taxable gain of the Partnership to the extent that the sum of (i) the cash, plus (ii) the fair market value of any property received by the Partnership on the Sale plus (iii) the outstanding principal amount of the Partnership's nonrecourse indebtedness, exceeds the Partnership's adjusted basis for the Properties. Gain realized by the Partnership on the Sale will generally be a Section 1231 gain, (i.e., long-term capital gain, except for the portion thereof which is taxable as ordinary income due to depreciation recapture). A Partner's share of gains and losses from Section 1231 transactions from all sources would be netted and would be taxed as capital gains or constitute ordinary losses, as the case may be. A net Section 1231 gain for a taxable year will be treated as capital gain only to the extent such gain exceeds the net
Section 1231 losses for the five most recent prior taxable years not previously recaptured. Any gain attributable to a Limited Partner's share of depreciation recapture will be taxed at ordinary income rates.

         The taxable income realized by each Limited Partner by reason of the Sale should be characterized as income from a "passive activity" and may be offset by a Limited Partner's available "passive activity losses" (including suspended losses). Losses from passive activities may only be offset against income from passive activities or may be deducted in full when the taxpayer disposes of the passive activity from which the loss arose. However, pursuant to a transitional rule contained in the Tax Reform Act of 1986 (the "1986 Act"), a certain

656661.11
                                                       -32-
percentage of losses from a passive activity which was held by the taxpayer on the date of the enactment of the 1986 Act (i.e., October 22, 1986) and at all times thereafter was permitted to offset any type of income during the years 1987 through 1990.

         It is estimated that as a consequence of the Sale, each Limited Partner will have taxable income equal to approximately $8,697 per Unit all of which will constitute long-term capital gain. The income tax consequences of the Sale to any Limited Partner depends in large part upon the amount of losses that were allocated to such Limited Partner by the Partnership and the amount of such losses which were applied by such Limited Partner to offset his or her taxable income. If a Limited Partner has not utilized any of the passive activity losses allocated to such Limited Partner in excess of those amounts permitted under the transitional rule relief described above, the Limited Partner will have a net federal and state tax liability of approximately $351. The anticipated cash distribution of approximately $787 per Unit would be sufficient to pay the federal and state tax liability arising from the Sale, assuming a federal capital gains rate of 25% and that Limited Partners have suspended passive losses of $5,062 per Unit from the Partnership and assuming an effective state tax rate of 5% and would result in a net distribution, after federal and state income taxes, of $436. The net tax liability was calculated by deducting from the tax payable on the gain from the sale (calculated at a federal tax rate of 25% on gains attributable to depreciation not recaptured as ordinary income) the tax benefit resulting from the ability to deduct the suspended passive losses against ordinary income, assuming that the Limited Partner has sufficient ordinary income which would otherwise have been taxed at the 39.6% marginal tax rate for federal income tax purposes to fully utilize such losses at such rate, and assuming a state income tax rate of 5%. In addition to assuming federal income tax rates, the calculation of income tax liability of a Limited Partner assumes that such Limited Partner has no net Section 1231 losses for the five most recent prior taxable years. If this latter assumption is not applicable to a Limited Partner, the income tax liability of such Limited Partner could increase because certain income would be taxed at ordinary, instead of capital gains tax rates. Limited Partners are advised to consult with their own tax advisors for specific application of the tax rules where the above-described assumption is not applicable. The foregoing does not take into consideration the effect of any local tax liabilities that may be applicable to the Sale.

         To the extent that a Limited Partner was able to utilize more passive activity losses than were available under the transitional rules (e.g., because such Limited Partner had passive income from other sources) to offset his, her or its taxable income, the estimated federal income tax liability of such Limited Partner would substantially increase. Thus, for example, if a Limited Partner had no suspended passive activity losses to carry forward, it is estimated that such Limited Partner would have a federal income tax liability equal to approximately $2,609 per Unit, or $1822 in excess of the distribution of $787 per Unit. In addition, to the extent that a Limited Partner does not have sufficient ordinary income taxed at a 39.6% marginal federal rate to fully utilize the suspended passive losses against such income, the Limited Partner's net tax benefits from the Sale would be reduced and the Limited Partner is likely to be incur net tax costs in excess of the cash distributions which will be received.

         BECAUSE IT IS IMPOSSIBLE TO KNOW THE AMOUNT OF LOSSES ANY LIMITED PARTNER HAS APPLIED TO OFFSET HIS, HER OR ITS TAXABLE INCOME, THE GENERAL PARTNERS CANNOT ESTIMATE THE INCOME TAX LIABILITY OF EACH LIMITED PARTNER ARISING FROM THE SALE, THEREFORE, EACH LIMITED PARTNER SHOULD CONSULT HIS, HER OR ITS TAX ADVISOR CONCERNING THE INCOME TAX CONSEQUENCES OF CONSENTING TO THE SALE WITH RESPECT TO SUCH LIMITED PARTNER'S OWN TAX SITUATION.


VIII.  LEGAL PROCEEDINGS

         On  June  25,  1997,  the  Securities  and  Exchange   Commission  (the
"Commission") entered into a consent decree with NAPICO, three members of NAPICO's senior management and three affiliated entities (collectively,

656661.11
                                                       -33-
the "NAPICO Affiliates") in connection with their alleged roles in two separate series of securities laws violations. In connection therewith, certain NAPICO Affiliates agreed to cease and desist from committing or causing securities law violations. In addition, National Partnership Equities, Inc. ("NPEI"), a brokerage firm affiliated with NAPICO, agreed to undergo a review of certain of its policies and procedures and pay a $100,000 penalty. The NAPICO Affiliates consented to the above sanctions and relief without admitting or denying the Commission's findings.

         The two series of securities law violations relate to the NAPICO Affiliates' (i) satisfying the minimum offering threshold of a "part or none" private placement by utilizing a subscription from a non-bona fide investor and failing to disclose such violation in subsequent offering materials for such private placement and (ii) failing to disclose in the periodic reports for another of its programs the fact that such program's cash was used to pay the expenses of properties not owned by such program that were managed by an affiliate and failing to maintain adequate internal controls to detect such violations.


IX.  LIMITED PARTNERS CONSENT PROCEDURE

Distribution of Solicitation Materials

         This Consent Solicitation Statement and the related Consent are first being mailed to Limited Partners on or about ________ __, 1998. Only Limited Partners of record on ___________, 1998 (the "Record Date") will be given notice of, and allowed to give their consent regarding, the matters addressed in this Consent Solicitation Statement.

         This Consent Solicitation Statement, together with the Consent and the letter from the General Partners, constitute the Solicitation Materials to be distributed to the Limited Partners to obtain their votes for or against the Sale. The Solicitation Period is the time frame during which Limited Partners may vote for or against the Sale. The Solicitation Period will commence upon the date of delivery of this Consent Solicitation Statement and will continue until the earlier of (i) _________, 1998 or such later date as may be determined by the General Partners and (ii) the date upon which the General Partners determine that a Majority Vote has been obtained. At their discretion, the General Partners may elect to extend the Solicitation Period. Under no circumstances will the Solicitation Period be extended beyond ______________, 1998. Any Consents delivered to the Partnership prior to the termination of the Solicitation Period will be effective provided that such Consents have been properly completed, signed and delivered.

         As permitted by the Partnership Agreement, the Partnership has not scheduled a special meeting of the Limited Partners to discuss the Solicitation Materials or the terms of the Sale.

Voting Procedures and Consents

         Limited Partners of record as of the Record Date will receive notice of, and be entitled to vote, with respect to the Sale. Consent to the Sale will also include consent to Amendments to the Partnership Agreement that (i) eliminate a restriction against sales of Partnership assets to affiliates of the General Partners; (ii) eliminate the Termination Provision in connection with the Sale and (iii) modify the Tax Requirement to allow the Partnership to assume, for purposes of calculating taxes, that all of the passive losses from the Partnership are available to Limited Partners.

         The Consent included in the Solicitation Materials constitutes the ballot to be used by Limited Partners in casting their votes for or against the Sale. By marking this ballot, the Limited Partner may either vote "for," "against" or "abstain" as to the Partnership's participation in the Sale. Once a Limited Partner has voted, he may

656661.11
                                                       -34-
not revoke his vote unless he submits a second Consent, properly signed and completed, together with a letter indicating that this prior Consent has been revoked, and such second Consent is received by _________ (the "Tabulator") prior to expiration of the Solicitation Period. See "Withdrawal and Change of Election Rights" below.

         The Sale will not be completed unless it is approved by a Majority Vote. See "THE SALE-- Conditions" for a discussion of the other conditions precedent to the Sale. BECAUSE APPROVAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING UNITS OF LIMITED PARTNERSHIP INTEREST, FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE SALE.


         Any Limited Partner who returns his Consent signed but does not specify "for," "against" or "abstain" will be deemed to have voted "for" the Sale.

         All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the Consent will be determined by the Tabulators, whose determination will be final and binding. The Tabulators reserve the absolute right to reject any or all Consents that are not in proper form or the acceptance of which, in the opinion of the General Partners' counsel, would be unlawful. The Tabulators also reserve the right to waive any irregularities or conditions of the Consent as to particular Units. Unless waived, any irregularities in connection with the Consents must be cured within such time as the Tabulators shall determine. The Partnership, the General Partners and the Tabulators shall be under no duty to give notification of defects in such Consents or shall incur liabilities for failure to give such notification. The delivery of the Consents will not be deemed to have been made until such irregularities have been cured or waived.

Completion Instructions

         Each Limited Partner is requested to complete and execute the Consent in accordance with the instructions contained therein. For his Consent to be effective, each Limited Partner must deliver his Consent to the Tabulator at any time prior to the termination of the Solicitation Period to the Partnership at the following address:

         A pre-addressed stamped envelope for return of the Consent has been included with the Solicitation Materials. Limited Partners may also telecopy an executed copy of this Consent to the Partnership at ______________. The Consents will be effective only upon actual receipt by the Partnership. The method of delivery of the Consent to the Partnership is at the election and risk of the Limited Partner, but if such delivery is by mail it is suggested that the mailing be made sufficiently in advance of _______ __, 1998 to permit delivery to the Partnership on or before such date.

Withdrawal and Change of Election Rights

         Consents may be withdrawn at any time prior to the expiration of the Solicitation Period. In addition, subsequent to submission of his Consent but prior to expiration of the Solicitation Period, a Limited Partner may change his vote in favor of or against the Sale. For a withdrawal or change in vote to be effective, a written or facsimile transmission notice of withdrawal or change in vote must be timely received by the Tabulator at its address set forth under "Completion Instructions" above and must specify the name of the person having executed the Consent to be withdrawn or vote changed and the name of the registered holder if different from that of the person who executed the Consent.


656661.11
                                                       -35-

No Dissenters Rights of Appraisal

         Under the Partnership Agreement and California law, Limited Partners do not have dissenters' rights of appraisal. If the Sale is approved by a Majority Vote, and the other conditions to consummation of the Sale are satisfied, all Limited Partners, both those voting in favor of the Sale and those not voting in favor, will be entitled to receive the resulting cash distributions.

Solicitation of Consents

         The General Partners and their officers, directors and employees may assist in the solicitation of consents and in providing information to Limited Partners in connection with any questions they may have with respect to this Consent Solicitation Statement and the voting procedures. Such persons and entities will be reimbursed by the Partnership for out of pocket expenses in connection with such services. The Partnership may also engage third parties to assist with the solicitation of Consents and pay fees and reimburse the expenses of such persons.

         YOUR CONSENT IS IMPORTANT. PLEASE MARK, SIGN, AND DATE THE ENCLOSED CONSENT AND RETURN IT IN THE ENCLOSED SELF-ADDRESSED, STAMPED ENVELOPE PROMPTLY.

         If you have any questions about the consent procedure or require assistance, please contact:


X.  IMPORTANT NOTE

         It is important that Consents be returned promptly. Limited Partners are urged to complete, sign and date the accompanying form of Consent and mail it in the enclosed envelope, which requires no postage if mailed in the United States, so that their vote may be recorded.

_________ ___, 1998

                           NATIONAL PARTNERSHIP INVESTMENTS CORP.


                           By:
                              -----------------------------------
                                    Bruce E. Nelson
                                    President


                           NATIONAL PARTNERSHIP INVESTMENTS ASSOCIATES II


                                    National Partnership Investments Corp.,
                                    its General Partner


                           By:
                              ------------------------------------
                                    Bruce E. Nelson
                                    President


656661.11
                                                       -36-

                        REAL ESTATE ASSOCIATES LIMITED V
                             9090 Wilshire Boulevard
                         Beverly Hills, California 90211

                THIS CONSENT IS SOLICITED BY THE GENERAL PARTNERS
                       OF REAL ESTATE ASSOCIATES LIMITED V

                           CONSENT OF LIMITED PARTNER

         The undersigned hereby gives written notice to Real Estate Associates Limited V (the "Partnership") that, with respect to the transaction by which the Partnership proposes to sell all of its real estate assets to a real estate investment trust (the "REIT") formed by affiliates of certain general partners of the Partnership or to a subsidiary partnership of the REIT (the "Sale"), the undersigned votes all of his, her or its units of limited partnership interest as indicated below:


         /  /     For the Sale (including the Amendments).


         /  /     Against the Sale (including the Amendments).


         /  /     Abstain.


                           The undersigned acknowledges receipt from the General Partners of the Consent Solicitation Statement dated _________ __, 1998.

Dated:  _____________, 199_                  _______________________________
                                             Signature

                                             -------------------------------
                                             Print Name

                                             -------------------------------
                                             Signature (if held jointly)

                                             -------------------------------
                                             Print Name

                                             -------------------------------
                                             Title

                           Please sign exactly as name appears hereon. When units are held by joint tenants, both should sign. When signing as an attorney, as executor, administrator, trustee or guardian, please give full title of such. If a corporation, please sign name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

         PLEASE RETURN THIS FORM BY 5:00 P.M. (NEW YORK CITY TIME) ON ________ [__], 1998.

         PLEASE MARK, SIGN, DATE AND RETURN THIS CONSENT BY FACSIMILE TO
           OR BY USING THE ENCLOSED PREPAID ENVELOPE TO THE ADDRESS FIRST WRITTEN ABOVE, ATTENTION: _______________. IF YOU HAVE ANY QUESTIONS, PLEASE CALL ______________.

         A LIMITED PARTNER SUBMITTING A SIGNED BUT UNMARKED CONSENT WILL BE DEEMED TO HAVE VOTED FOR THE PARTNERSHIP'S PARTICIPATION IN THE SALE.

656661.11

--------------------------------------------------------------------------------
Robert A. Stanger & Company., Inc.                             1129 Broad Street
     Financial and Management Consultants              Shrewsbury, NJ 07702-4314
                                                                  (732) 389-3600
                                                             FAX: (732) 389-1751
                                                                  (732) 544-0779
================================================================================

                                    Annex A


                                 FORM OF OPINION


Real Estate Associates Limited V
9090 Wilshire Boulevard
Beverly Hills, California 90211

Gentlemen:

         You have advised us that Real Estate Associates Limited V (the "Partnership"), National Partnership Investments Corp. and National Partnership Investments Associates V, the general partners (the "General Partners") of the Partnership, and Casden Properties and certain of its affiliates (the "Company"), an affiliate of the General Partners, are contemplating a transaction in which interests in certain real estate assets listed in Exhibit 1 (the "Properties") which are owned by the Partnership through investments in certain local limited partnerships (the "Local Partnerships") will be sold to a newly formed real estate investment trust or its designated affiliate to be organized by the Company [, which in turn will contribute the Property at its cost to a newly formed real estate investment trust (the "REIT") sponsored by an affiliate of the Company,] subject to, among other matters, the requisite approval of the limited partners (the "Limited Partners") of the Partnership (the "Sale").

         You have further advised us that in connection with the proposed Sale, the value ascribed to the Properties will be $____________, which value includes amounts intended to satisfy certain potential tax liabilities of Limited Partners (the "Valuation"). In addition, the Purchase Price associated with the Properties will be subject to adjustments by the General Partners to reflect, among other things, various other assets and liabilities of the Partnership and the Local Partnerships, amounts attributable to general partner and management interests in the Local Partnerships, and transaction expenses to determine a net purchase price of the real estate interests (the "Real Estate Interests") to be acquired.

         [In addition, you have advised us that certain of the Properties are subject to restrictions on the amount of cash flow which can be distributed to investors (the "Dividend Limitation") which limit annual dividend payments, and that the Local Partnerships do not have any accrued but unpaid distribution balances ("Accrued Distributions") or other contractual or regulatory provisions which would allow the Local Partnerships, and therefore the Partnership, to make distributions in excess of the Dividend Limitation in future years.]

         You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide to the Partnership an opinion as to whether the Valuation ascribed to the Properties subject, where


                                        1
677296.1
 appropriate, to the Dividend Litigations in connection with determining the purchase price to be paid for the Real Estate Interests in the Sale is fair to the Limited Partners from a financial point of view.

         In the course of our analysis for rendering this opinion, we have, among other things:

         o Reviewed a draft of the consent solicitation statement (the "Consent") related to the Sale in a form the Partnership's management has represented to be substantially the same as will be distributed to the Limited Partners;

         o Reviewed the Partnership's annual reports on form 10-K filed with the Securities and Exchange Commission for the years ended December 31, 1995 and 1996, and quarterly reports on form IO-Q for the period ending September 30, 1997, which the Partnership's management has indicated to be the most current financial statements;

         o Reviewed descriptive information concerning the Properties, including location, number of units and unit mix, age, amenities and land acreage;

         o Reviewed summary historical operating statements for the Properties for the years ended December 1, 1995 and 1996, and the nine months ending September 30, 1997;

         o Reviewed 1997 and 1998 operating budgets for the Properties prepared by the Partnership's management;

         o Discussed with management of the Partnership and the General Partners the market conditions for the apartment properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and projected operations and performance of the Properties; the physical condition of the Properties including any deferred maintenance; and other factors influencing value of the Properties;

         o        Performed site visits of the Properties;

         o Reviewed data and discussed with local sources real estate rental market conditions in the market of each Property, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

         o Reviewed information provided by management relating to debt encumbering


                                       2
677296.1
                  the Properties and Housing Assistance Program contract provisions pertaining to the Properties;


         o Conducted such other studies, analyzes, inquiries and investigations as we deemed appropriate.


         In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information that were provided, made available or otherwise communicated to us by the Partnership, the Company, the General Partners and their affiliates, the Local Partnerships or management of the Properties. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership, the Company, the General Partners and their affiliates, the Local Partnerships and management of the Properties concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure requirements, and the terms and conditions of any debt or regulatory agreements encumbering the Properties. We have also relied upon the assurance of the Partnership, the Company, the General Partners and their affiliates, the Local Partnerships and the management of the Properties that any pro forma financial statements, projections, budgets, forecasts, capital expenditure estimates, mortgage debt and regulatory agreement summaries, value estimates and other information contained in the Consent or otherwise provided or communicated to us were reasonably prepared on bases consistent with actual historical experience and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and date of this letter; that the Partnership, the Company, the General Partners and their affiliates, the Local Partnerships and the management of the Properties are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading in any material respect; that the highest and best use of each of the Properties is as improved; and that all calculations and projections were made in accordance with the terms of the Partnership Agreement and regulatory agreements.

         We have not been requested to, and therefore did not: (i) select the method of determining the Valuation ascribed to the Properties in the Sale or the purchase price to be paid for the Real Estate Interests; (ii) make any recommendation to the Partnership or its partners with respect to whether to approve or reject the proposed Sale; (iii) express any opinion as to (a) the tax consequences of the proposed Sale to the Limited Partners, (b) the terms of the Partnership Agreement or the proposed amendments to the Partnership Agreement, or of any agreements or contracts between the Partnership, the Company and any affiliates of the


                                       3
677296.1

General Partners, (c) the General Partners' business decision to effect the proposed Sale, (d) the adjustments made to the Valuation ascribed to the Properties to arrive at the purchase price to be paid for the Real Estate Interests and the net amounts distributable to the partners, including but not limited to, balance sheet adjustments to reflect the General Partners' estimate of the value of current and projected net working capital balances and cash and reserve accounts of the Partnership or the Local Partnerships and the income therefrom, the estimated value ascribed by the General Partners to any cash flow from the Properties in excess of the Dividend Limitation, amounts ascribed to certain general partner and/or management interests in the Local Partnerships, and other expenses and fees associated with the Proposed Sale, or (e) alternatives to the proposed Sale. We are not expressing any opinion as to the fairness of any terms of the proposed Sale other than the Valuation ascribed to the Properties for the purpose of determining the purchase price to be paid for the Real Estate Interests.

         Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the proposed Sale in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

         Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Valuation ascribed to the Properties subject, where appropriate, to the Dividend Limitations in connection with determining the purchase price to be paid for the Real Estate Interests in the Sale is fair to the Limited Partners of the Partnership from a financial point of view.


Yours truly,


Robert A. Stanger & Co., Inc.
Shrewsbury, New Jersey
___________________, 1998


                                        4
677296.1